LEASE AGREEMENT

BY AND BETWEEN

FLETCHER OFFICE CENTER, LLC, LESSOR

- AND -

PIXARBIO CORPORATION, LESSEE

DATED: May 9, 2016

TABLE OF CONTENTS

BASIC LEASE PROVISIONS AND DEFINITIONS 1

1. DESCRIPTION 3
2. TERM 4
3. BASIC RENT 4
4. USE AND OCCUPANCY 5
5. CARE AND REPAIR OF PREMISES/ENVIRONMENTAL 6
6. ALTERATIONS, ADDITIONS OR IMPROVEMENTS 9
7. ACTIVITIES INCREASING FIRE INSURANCE RATES 10
8. ASSIGNMENT AND SUBLEASE 10
9. COMPLIANCE WITH RULES AND REGULATIONS 13
10. DAMAGE TO BUILDING. 14
11. WAIVER OF SUBROGATION 15
12. EMINENT DOMAIN 15
13. INSOLVENCY OF LESSEE 16
14. LESSOR'S REMEDIES ON DEFAULT 17
15. DEFICIENCY 17
16. SUBORDINATION OF LEASE 20
17. SECURITY 20
18. RIGHT TO CURE LESSEE'S BREACH 22
19. LIENS 22
20. RIGHT TO INSPECT AND REPAIR 23
21. SERVICES TO BE PROVIDED BY LESSOR 23
22. AFTER-HOURS USE 25
23. INTERRUPTION OF SERVICES OR USE 25
24. ELECTRICITY 26
25. ADDITIONAL RENT 29
26. LESSEE'S ESTOPPEL 31
27. HOLDOVER TENANCY 32
28. RIGHT TO SHOW PREMISES 33
29. LESSOR'S WORK 33

30. WAIVER OF TRIAL BY JURY 33
31. LATE CHARGE 33
32. INSURANCE. 33
33. NO OTHER REPRESENTATIONS 36
34. QUIET ENJOYMENT 36
35. INDEMNITY 36
36. RULES OF CONSTRUCTION/APPLICABLE LAW 37
37. APPLICABILITY TO HEIRS AND ASSIGNS 37
38. PARKING 37
39. LESSOR'S EXCULPATION 38
40. COMMISSION 38
41. RECORDATION 38
42. NO OPTION 38
43. DEFINITIONS. 38
44. LEASE COMMENCEMENT 40
45. NOTICES 40
46. ACCORD AND SATISFACTION 40
47. EFFECT OF WAIVERS 40
48. LESSOR'S RESERVED RIGHT 41
49. RIGHT OF RELOCATION 41
50. CORPORATE AUTHORITY 42
51. NUMBER AND GENDER 42
52. ELECTRONIC SIGNATURES 42
53. GOVERNMENT REQUIREMENTS 42
54. LIMITATION OF LESSOR'S LIABILITY 43
55. U.S. PATRIOT ACT 43
56. SIGNAGE 43
57. RENEWAL OPTION. 44

The following Exhibits attached to this Lease are incorporated herein and made a part hereof:

Exhibit A-1	Premises
Exhibit A-2	Description of Land
Exhibit B	Rules and Regulations
Exhibit C	Cleaning Specifications
Exhibit D	Lessor's Work
Exhibit D-1	Approved Space Plan
Exhibit D-2	Building Standard Construction Materials
Exhibit E	Commencement Date Agreement

LEASE, dated May 9, 2016 between **FLETCHER OFFICE CENTER, LLC,** a Delaware limited liability company with an office at c/o JFR Global 2329 Nostrand Ave, Suite 200, Brooklyn, New York, 11210 (hereinafter called "**Lessor**"), and **PIXARBIO CORPORATION,** a Nevada Corporation, whose address before the Commencement Date is 200 Boston Avenue, Suite 1875, Medford, MA 02155 and whose address from and after the Commencement Date shall be 2200 Fletcher Ave, Suite 301, Fort Lee, New Jersey 07024 (hereinafter called "**Lessee**").

REFERENCE PAGE

BASIC LEASE PROVISIONS AND DEFINITIONS

In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease shall have only the meanings set forth in this Section, unless such meanings are expressly modified, limited or expanded elsewhere herein.

(1) **Demised Premises or Premises:** An agreed upon 4,881 rentable square feet on the third floor of the Building as particularly shown on Exhibit A-1 attached hereto.

(2) **Building:** The office building located at 2200 Fletcher Ave, Fort Lee, New Jersey 07024 the legal description for which as more particularly described on Exhibit A-2 attached hereto. The Building's rentable square footage is agreed to be 210,328 rentable square feet.

(3) **Fixed Basic Rent** payable as follows:

Fixed Basic Rent shall be payable for the Premises based on a 12 month periods falling on the anniversary of the Rent Commencement Date, and each such 12 month period shall be a "**Lease Year**." The "**Rent Commencement Date**" shall be the date which falls five (5) months following the Commencement Date. From the Commencement Date through the Rent Commencement Date, no Fixed Basic Rent or Additional Rent shall be due or payable. Lessee shall pay electric charges based on its actual usage as reasonably determined by Lessor. If the Rent Commencement Date falls on the first day of a calendar month, the first payment of Fixed Basic Rent shall be due and payable on the first day of such calendar month. If the Rent Commencement Date does not fall on the first day of a calendar month, the first payment of Fixed Basic Rent shall be due and payable on the first day of the calendar month following the Rent Commencement Date, and such first payment of Fixed Basic Rent also shall include the prorated amount of Fixed Basic Rent for the partial calendar month, if any, from the Rent Commencement Date through the end of the month in which the Rent Commencement Date falls. Fixed Basic Rent shall be payable based on 4,881 rsf as set forth in the table below:

Lease Year	Annual Amount	Monthly Payment	Rent per Square foot
1	$146,430.00	$12,202.50	$30.00

2	$148,870.50	$12,405.88	$30.50
3	$151,311.00	$12,609.25	$31.00
4	$153,751.50	$12,812.63	$31.50
5	$156,192.00	$13,016.00	$32.00
6	$158,632.50	$13,219.38	$32.50
7	$161,073.00	$13,422.75	$33.00

(4) **Lessee Electric:** Lessee shall pay Electricity Charges as measured by a meter to be installed by Lessor as part of Lessor's Work as described in this Lease and Exhibit D. Lessee shall have the right to estimate the initial sums due until the initial meter reading can be made based on full use and occupancy by Lessee and Lessee shall pay such estimate within 5 days of demand. The initial meter reading shall not occur until Lessor has reasonably determined that the Lessee has maximized its usage of the Premises and based on a realistic full use survey. The estimated rate is based on $1.75 per rsf. Any amount charged shall be adjusted upon the first meter reading. Lessee's Electric Charges shall also be subject to the provisions of Section 24.

(5) **Commencement Date:** The date upon which Lessor's Work is Substantially Completed (as defined in Exhibit D), which date is estimated to be July 15, 2016 subject to the provisions of Exhibit D and Force Majeure provisions described therein. Notwithstanding the foregoing, if the Lessor's Work is Substantially Completed prior to July 15, 2016, the Commencement Date shall be on the earlier date except that Lessor shall provide approximately ten (10) days written notice of the anticipated earlier commencement date.

(6) **Term:** Seven (7) Years, five (5) months

(7) **Expiration Date:** The last day of the eighty ninth (89th) month following the Commencement Date which shall always be the first day of the month as contemplated in Section 3 above.

(8) **Base Period Costs:** As to the following:

a. Base Operating Costs: Those Operating Costs incurred for the Building and Property during the Base Period.

b. Base Real Estate Taxes: Those Real Estate Taxes assessed against the Building and Property applicable to the Base Period.

c. Base Utility and Energy Costs: Those costs determined by multiplying the Base Utility Rate (as hereinafter defined) by the usage incurred for the Building and Property during the Base Period.

d. Base Year Insurance Costs: Those Insurance Costs incurred for the Building and Property during the Base Period.

As used in this Lease, the **"Base Period"** shall mean Calendar year 2016.

(9) **Base Utility Rate:** The rate in effect (including fuel surcharges and/or adjustments) on the Commencement Date.

(10) **Lessee's Percentage:** 2.32 %.

(11) **Parking Spaces:** A proportionate share of parking spaces which are available to the Building which are based on four (4) per thousand or fraction thereof rounded up. Lessor shall designate two (2) of such spaces as reserved for Lessee.

(12) **Broker:** NAI James E. Hanson representing Lessee and Cushman & Wakefield of New Jersey representing Lessor

(13) **Property:** The parcel(s) of land on which the Building is located, as more fully described on Exhibit A-2 hereto.

(14) **Permitted Use:** General office for executive and general offices.

(15) **Additional Rent:** All sums in addition to Fixed Basic Rent payable by Lessee to Lessor pursuant to the provisions of this Lease for the collection of which Lessor shall have all the remedies as are permitted for the collection of Fixed Basic Rent.

(16) **Security and Security Deposit:** Lessee shall deposit with Lessor the sum of $209,000.00 which shall be held as a Security Deposit subject to Section 17 of the Lease. Provided Lessee is not in default of its obligations hereunder (after notice and opportunity to cure) the Security Deposit shall be reduced to the sum of $134,000.00 on the first day of Lease Year 3. The amount of the reduction shall be paid to Lessee within thirty (30) days thereof. Thereafter and provided Lessee is not in default of its obligations hereunder (after notice and opportunity to cure) the Security Deposit shall be reduced to the sum of $25,625.00 on the first day of Lease Year 4. The amount of the reduction shall be paid to Lessee within thirty (30) days thereof.

(17) **Lessor's Work**: The work items referenced in Section 29 and Exhibit D hereto.

WITNESSETH:

For and in consideration of the covenants herein contained, and upon the terms and conditions herein set forth, Lessor and Lessee agree as follows:

1. **DESCRIPTION.** Lessor hereby leases to Lessee, and Lessee hereby hires from Lessor, the Demised Premises as defined on the Reference Page (hereinafter called "Demised Premises" or "Premises"), as shown on Exhibit A-1 attached hereto and made part of this Lease in the Building as defined on the Reference Page (hereinafter called the "Building") located on that certain Property as defined in Section (13) on the Reference Page (hereinafter

called the "Property"). For all purposes of this Lease, Lessor and Lessee hereby agree that the Demised Premises contains the square footage set forth in Paragraph (1) of the Reference Page, which square footage shall be binding on the parties hereto.

2. **TERM.** The Premises are leased for the Term to commence on the Commencement Date (subject to Section 44 and Exhibit D hereof), and to end at 12:00 midnight on the Expiration Date, all as defined on the Reference Page. After the Commencement Date is determined, Lessor shall deliver to Lessee and Lessee shall execute and deliver to Lessor a short form agreement in the form attached hereto as Exhibit E confirming the Commencement Date, the Expiration Date and such other information reasonably requested by Lessor, including as applicable the Rent Commencement Date. In the event Lessee does not execute and deliver such agreement within ten (10) business days after receipt thereof, then the dates set forth in the agreement tendered by Lessor shall be deemed conclusive, and Lessee's obligation to pay Rent hereunder shall not be affected by the failure of either party to execute such agreement.

3. **BASIC RENT**. The Lessee shall pay to the Lessor during the Term commencing on the Rent Commencement Date, the Fixed Basic Rent as defined on the Reference Page (hereinafter called the "**Fixed Basic Rent**"), payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. The Fixed Basic Rent shall accrue at the Annual Fixed Basic Rent as defined on the Reference Page and shall be payable in advance on the first day of each calendar month during the Term beginning on the Rent Commencement Date in installments of Monthly Fixed Basic Rent as defined on the Reference Page, except that a proportionately lesser sum may be paid for the first and last months of the Term of this Lease if the Term commences on a day other than the first day of the month, in accordance with the provisions of this Lease herein set forth. Lessee shall pay Lessor upon Lessee's execution of the Lease the initial five (5) installments of Monthly Fixed Basic Rent (which calculates to $61,012.50) by check, subject to collection. Such amounts shall be applied by Lessor to the Monthly Fixed Basic Rent due as of the Rent Commencement Date. Lessee shall pay Fixed Basic Rent and any Additional Rent as hereinafter provided, to Lessor at the following address, or at such other place as Lessor may designate in writing, without demand and without counterclaim, deduction or setoff:

FLETCHER OFFICE CENTER, LLC
c/o Vision Management, LLC
1 Bloomfield Ave
Mountain Lakes, New Jersey 07046

Lessor's acceptance of Rent after it shall have become due and payable hereunder shall not nullify or constitute a waiver of any of Lessor's rights hereunder with respect to such late payment or excuse such late payment or any subsequent late payment of Rent. If any sum payable by Lessee under this Lease is paid by check and such check is dishonored or returned due to insufficient funds, stop payment order, or otherwise, then such event shall be treated as a failure to pay such sum when due and, in addition to all other rights and remedies of Lessor hereunder, Lessor shall be entitled to impose and receive a returned check fee in the amount of

$300.00 to cover Lessor's administrative expenses and overhead for processing same, and further, after two (2) such instances, Lessor shall have the right to require that all future payments of Rent be remitted by money order, cashiers or certified check, or by wire transfer of immediately available federal funds.. As used in this Lease, Fixed Basic Rent shall mean either Fixed Basic Rent, Annual Fixed Basic Rent or Monthly Fixed Basic Rent, as appropriate; Rent shall mean all Fixed Basic Rent and Additional Rent and any other sums due from Lessee hereunder.

Lessor and Lessee acknowledge that no Fixed Basic Rent or Additional Rent shall be due from the Commencement Date until the Rent Commencement Date except for Lessee's Electrical Charges.

Lessor and Lessee further agree that consistent with Exhibit D Lessee shall have the right to enter into the Demised Premises approximately Ten (10) days prior to the Commencement Date at Lessor's reasonable direction and without interfering with Lessor's Work for the purpose of installing furniture, fixtures, equipment and data and telephone systems without the payment of Fixed Basic Rent or Additional Rent. Lessee shall not be able to conduct its business operations during such pre Commencement Date use and occupancy.

4. **USE AND OCCUPANCY.** Lessee shall use and occupy the Premises for the Permitted Use as defined on the Reference Page and for no other purpose. Notwithstanding anything to the contrary contained in this Lease, Lessee, in the use and occupancy of the Premises and in the prosecution and conduct of any business thereon, shall comply at its sole cost and expense (and, if applicable, cause all permitted assignees and/or sublessees to comply) with all requirements of all laws, orders, ordinances, rules and regulations of the Federal, State, county and municipal authorities and with any direction or certificate of occupancy issued pursuant to any law of or by any public officer or officers. If legal requirements necessitate a building wide change unrelated to Lessee's use and occupancy, the costs therefore shall not be borne by Lessee pursuant to this Section. Lessee covenants that it will not use or permit to be used any part of the Premises for any unlawful purpose or for any dangerous, noxious or offensive trade or business and will not cause or maintain any nuisance in, at or on the Premises. In all events, the Permitted Use shall not include: (i) offices of any agency or bureau of the United States or any state or political subdivision thereof, (ii) offices or agencies of any foreign government or political subdivision thereof which are entitled to any diplomatic or other form of sovereign immunity or otherwise not amenable to service of process in New Jersey, (iii) any use that would increase the number of parking spaces required by law for the Building, (iv) any school, and (iv) any medical facilities. If any Permitted Use necessitates obtaining an occupancy or use permit or license for the Premises or the operation of the business conducted therein, Lessee shall obtain and keep current such permit or license at Lessee's cost and expense, and shall promptly deliver to Lessor a copy thereof (together with copies of all renewals thereof). For all purposes, including, without limitation, relating to parking, electrical usage, HVAC the use and occupancy is intended to mean one (1) person per 250 square feet. Any more intensive use shall entitle Lessor to claim that Lessee is overburdening the Demised Premises, common areas and/or parking. In that event Lessee shall implement mitigating changes as reasonably directed by Lessor.

5. CARE AND REPAIR OF PREMISES/ENVIRONMENTAL.

(A) Lessee covenants to commit no act of waste and to take good care of the Premises and the fixtures and appurtenances thereon (allowing for reasonable wear and tear), and shall, in the use and occupancy of the Premises, comply with all present and future laws, orders and regulations of the Federal, State and municipal governments or any of their departments as well as the requirements of any insurance companies insuring the Building and the Board of Fire Underwriters affecting the Premises and with any and all environmental requirements; this covenant shall survive the expiration or sooner termination of the Lease. Lessor shall, at Lessee's expense, make all necessary repairs to the Premises; provided, however, that Lessor will be responsible for the cost of repairing (i) the structural and exterior portions of the Building, (ii) mechanical systems that serve the Building and the Premises, and (iii) latent defects in Lessor's Work, provided that Lessee delivers a written notice to Lessor within twelve (12) months of the Commencement Date, describing in reasonable detail the nature of such defects. Lessor shall make all necessary repairs to the Common Facilities and to the parking areas, if any, the same to be included as an Operating Cost pursuant to Section 25 herein, except where the repair has been made necessary by misuse or neglect by Lessee or Lessee's agents, servants, visitors or licensees, in which event Lessor shall nevertheless make the repair but Lessee shall pay to Lessor, as Additional Rent, immediately upon demand, the costs therefor (net of any insurance proceeds which Lessor may receive on account of such repair plus a charge of five (5%) percent for administrative cost recovery, as Additional Rent). Lessee shall be responsible for all Premises specific installations which only serves the Premises such as supplemental air conditioning, UPS systems, appliances, hot water heaters, generators, oven hoods and similar installations, all subject to Lessor's supervision as otherwise provided herein. Lessor shall comply with all present and future laws, orders and regulations of the federal, state and municipal governments or any of their departments affecting the Common Facilities, the same to be included as an Operating Cost, except where the need for such compliance has been made necessary by the specific manner of Lessee's use, in which case Lessor shall effect the compliance but Lessee shall pay to Lessor, as Additional Rent, immediately upon demand, the costs thereof. All improvements made by Lessee to the Premises, which are so attached to the Premises that they cannot readily be removed shall become the property of Lessor upon installation, other than those which Lessor requires Lessee to remove pursuant to Section 6 hereof. Not later than the last day of the Term, Lessee, at Lessee's expense, shall: (i) remove all Lessee's personal property, those improvements that Lessor requires Lessee to remove pursuant to Section 6 hereof or in connection with the initial Lessor's Work as identified by Lessor, and those improvements made by Lessee which have not become the property of Lessor, and movable paneling partitions; (ii) repair all injury done by or in connection with the installation or removal of said property and improvements; (iii) cap or terminate all electrical and telephone connections at service entry panels as required by law; (iv) remove all telephone and computer wiring and/or cabling installed by or on behalf of Lessee including without limitation in the ceiling; (v) effectuate any restoration and repair required and identified by Lessor in the initial fit out, change orders and in connection with alterations and (vi) surrender the Premises "broom clean" and in as good condition as they were at the beginning of the Term, reasonable wear and damage by fire, the elements, casualty, or other cause not due to the misuse or neglect by Lessee, Lessee's agents, servants, visitors or licensees excepted. All other property of Lessee remaining on the Premises after the last day of the Term of this Lease shall be conclusively deemed abandoned and may be

removed and disposed of by Lessor, and Lessee shall reimburse Lessor for the cost of such removal and disposal. Lessor may have any such property stored at Lessee's risk and expense.

(B) Lessee shall bear all costs and expenses incurred by Lessor associated with any required ISRA (defined below) compliance resulting from Lessee's use of the Demised Premises including but not limited to State agency fees, engineering fees, clean-up costs, filing fees and suretyship expenses. As used in this Lease, ISRA compliance shall include applications for determinations of non-applicability by the appropriate governmental authority. The foregoing undertaking shall survive the termination or sooner expiration of the Lease and surrender of the Demised Premises and shall also survive sale, or lease or assignment of the Demised Premises by Lessor. Lessee agrees to indemnify, defend and hold the Lessor Indemnitees (as defined in Section 43 hereof) harmless from any violation of ISRA occasioned by Lessee's use of the Demised Premises. The Lessee shall immediately provide the Lessor with copies of all correspondence, reports, notices, orders, findings, declarations and other materials pertinent to the Lessee's compliance and the requirements of the New Jersey Department of Environmental Protection ("**NJDEP**") under ISRA as they are issued or received by the Lessee.

(C) Lessee agrees not to generate, store, manufacture, refine, transport, treat, dispose of, or otherwise permit to be present on or about the Demised Premises, any Hazardous Substances. As used herein, Hazardous Substances shall be defined as any "**hazardous chemical**," "**hazardous substance**" or similar term as defined in the Comprehensive Environmental Responsibility Compensation and Liability Act, as amended (42 U.S.C. 9.01 et seq.), the New Jersey Environmental Cleanup Responsibility Act, as amended, N.J.S.A. 13:IK-6 et seq. and/or the Industrial Site Recovery Act ("**ISRA**"), the New Jersey Spill Compensation and Control Act, as amended, N.J.S.A. 58:10-23.llb, et seq., any rules or regulations promulgated thereunder, or in any other applicable Federal, State or local law, rule or regulation dealing with environmental protection (collectively, "Environmental Laws"). It is understood and agreed that the provisions contained in this Section shall be applicable notwithstanding the fact that any substance shall not be deemed to be a Hazardous Substance at the time of its use by the Lessee but shall thereafter be deemed to be a Hazardous Substance.

(D) In the event Lessee fails to comply with ISRA as stated in this Section or any other governmental law as of the termination or sooner expiration of the Lease and as a consequence thereof Lessor is unable to rent the Demised Premises, then the Lessor shall treat the Lessee as one who has not removed at the end of its Term, and thereupon be entitled to all remedies against the Lessee provided by law in that situation including the remedies set forth in Section 27 (Holdover Tenancy) herein, until such time as Lessee provides Lessor with a negative declaration or confirmation that any required clean-up plan has been successfully completed.

(E) Lessee agrees that Lessee, its agents and contractors, licensees, or invitees shall not handle, use, manufacture, store or dispose of any Hazardous Substances in violation of Environmental Laws on, under, or about the Premises, without Lessor's prior written consent (which consent may be given or withheld in Lessor's sole discretion), provided that Lessee may handle, store, use or dispose of products containing small quantities of Hazardous Substances, which products are of a type customarily found in offices and households (such as aerosol cans containing insecticides, toner for copies, paints, paint remover, and the like), and provided

further that Lessee shall handle, store, use and dispose of any such Hazardous Substances in a safe and lawful manner and shall not allow such Hazardous Substances to contaminate the Premises or the environment.

(F) Without limiting the above, Lessee agrees to reimburse, defend, indemnify and hold harmless the Lessor Indemnitees from and against any and all liabilities, damages, claims, losses, judgments, causes of action, costs and expenses, including without limitation, loss of rental income, loss due to business interruption, and the reasonable fees and expenses of counsel which may be incurred by the Lessor or any such mortgagee or threatened against the Lessor or such mortgagee, arising out of or in any way connected with the use, manufacture, storage or disposal of Hazardous Substances in violation of Environmental Laws by Lessee, its agents or contractors on, under or about the Premises including, without limitation, the costs of any required or necessary investigation, repair, cleanup or detoxification, and the preparation of any closure or other required plans in connection herewith, whether voluntary or compelled by governmental authority, or any breach by Lessee of the undertakings set forth in this Section. The indemnity obligations of Lessee under this clause shall survive any termination or expiration of the Lease.

(G) Notwithstanding anything set forth in this Lease, Lessee shall only be responsible for contamination of Hazardous Substances in violation of Environmental Laws or any cleanup resulting directly therefrom, resulting directly from matters occurring or Hazardous Substances in violation of Environmental Laws deposited (other than by contractors, agents or representatives controlled by Lessor) during the Lease Term, and any other period of time during which Lessee is in actual or constructive occupancy of the Premises. Lessee shall take reasonable precautions to prevent the contamination of the Premises with Hazardous Substances in violation of Environmental Laws by third parties.

(H) It shall not be unreasonable for Lessor to withhold its consent to any proposed assignment or sublease if (i) the proposed assignee's or sublessee's anticipated use of the Premises involves the generation, storage, use, treatment or disposal of Hazardous Substances; (ii) the proposed assignee or sublessee has been required by any prior Lessor, lender or governmental authority to take remedial action in connection with Hazardous Substances contaminating a property if the contamination resulted from such assignee's or sublessee's actions or use of the property in question; or (iii) the proposed assignee or sublessee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a Hazardous Substance.

(I) Lessee represents and warrants that its NAICS number is number does not subject the Premises to ISRA applicability. Any change by Lessee to an operation with an NAICS number which is subject to ISRA shall require Lessor's prior written consent (which consent may be granted or withheld in its sole and absolute judgment), request for which must be submitted to Lessor in writing at least sixty (60) days in advance.

(J) Without limiting anything contained herein, Lessee agrees, at its sole cost and expense, to promptly discharge and remove any lien or encumbrance against the Premises or Building imposed by reason of Lessee's failure to comply with ISRA or any other Environmental

Law. Lessee shall not employ or permit the employment of any contractor, mechanic or laborer if, in Lessor's reasonable opinion, such employment would interfere, cause any conflict, or create any difficulty, strike or jurisdictional dispute with other contractors, mechanics or laborers engaged in the construction, maintenance, repair or operations of the Building by Lessor.

(K) Lessor represents that, to its best knowledge, the Building and the Premises are in compliance with all Environmental Laws and that there are no Hazardous Substances in or about the Building or Land. Lessor also represents that the Premises are Asbestos Free as that term is used for commercial office buildings. Lessor shall notify Lessee if it should discover the presence of Hazardous Substances in the Building.

6. **ALTERATIONS, ADDITIONS OR IMPROVEMENTS.** Except for minor interior, cosmetic and decorative changes that do not require a building permit and do not exceed Ten Thousand Dollars ($10,000.00) in the aggregate per Lease Year, Lessee shall not make any alterations, additions or improvements in, to or about the Premises, without first obtaining the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed (but it shall be deemed reasonable for Lessor to withhold its consent if any alteration, addition or improvement would adversely affect the structure or building systems of the Building or the marketability of the Premises or Building, or if any mortgagee consent is also required and is not granted). Lessee shall deliver plans and specifications detailing any such alterations, additions or improvements to Lessor for Lessor's prior approval. At the time that Lessor grants its approval to any such alterations, additions or improvements, Lessor shall notify Lessee as to whether or not any such improvements shall need to be removed and restored at the expiration or earlier termination of this Lease, which removal and restoration shall be at Lessee's sole cost and expense. Any work which Lessee shall perform under this Section 6 shall be done (i) in a good and workmanlike manner, (ii) and in accordance with all applicable building codes, rules and regulations, (iii) on days, at times and under the supervision of an engineer or architect reasonably approved by Lessor, (iv) in accordance with the plans and specifications approved by Lessor, (v) so as to minimize, to the greatest extent practicable, any interference with other tenancies in the Building and the normal and customary operations of the Building, (vi) only after having obtained and furnished to Lessor public liability, worker's compensation, and so-called "builder's risk" insurance policies reasonably acceptable to Lessor, which policies shall cover all parties performing any work with respect to the alterations, additions or improvements, (vii) on the condition that Lessee shall not permit, and shall be fully responsible to discharge, any mechanic's or construction lien or similar lien imposed against the Premises or Building, (viii) in a manner that will not risk damage to the Building and (ix) if the estimated cost of the work equals or exceeds $10,000.00, then, at Lessor's option, and without waiving Lessor's right to prohibit such work because it exceeds $10,000.00 or require Lessee to permit Lessor to do such work at Lessee's expense, so long as Lessee has provided Lessor with a performance bond reasonably acceptable to Lessor. Promptly after the completion of any alterations, additions or improvements, Lessee shall, at its expense, deliver to Lessor a complete set of accurate as-built drawings showing the alterations, additions or improvements. All materialmen, contractors, artisans, mechanics, laborers, and any other parties providing labor, services, materials, supplies or equipment to or for the benefit of Lessee (whether or not Lessor has consented thereto) are hereby charged with notice that they must look solely and exclusively to Lessee for payment of same. Lessee shall indemnify, defend and save harmless the Lessor Indemnitees in connection

with any such work. Any alterations, additions or improvements in, to or about the Premises shall be performed by laborers not affiliated with any labor unions, unless this requirement is waived in writing by Lessor. If the nature of the alteration affects the structure or major building systems, Lessor may require that it perform the work and Lessee's sole cost and expense or may require that Lessor supervise such work at Lessee's sole cost and expense.

7. **ACTIVITIES INCREASING FIRE INSURANCE RATES.** Lessee shall not do or suffer anything to be done on the Premises, which will increase the rate of fire, casualty or liability insurance on the Building. Lessor agrees that, on the date hereof, the Permitted Use set forth in Paragraph 15 of the Reference Page conforms to Lessor's current insurance.

8. **ASSIGNMENT AND SUBLEASE.**

8.1 Lessee shall neither assign this Lease nor sublet all or any portion of the Demised Premises without Lessor's prior consent, which consent shall not be unreasonably withheld, subject to Lessor's rights hereinafter provided. Provided that Lessee is not in default of any of Lessee's obligations under this Lease after notice and the expiration of any applicable grace period, Lessor's consent (which must be in writing and in form reasonably satisfactory to Lessor) to the proposed assignment or sublease shall not be unreasonably withheld or delayed, provided and upon condition that:

(a) the proposed assignee's or sublessee's financial condition is sufficient to meet its obligations undertaken in such assignment or sublease;

(b) the proposed use of the Premises is appropriate for the Building or in keeping with the character of its existing tenancies;

(c) such assignee's or sublessee's occupancy will not cause an excessive density of traffic or will not make excessive demands on the Building's services, maintenance or facilities or is of the nature of a "back room" broker operation or a retail mortgage facility or such other retail high volume operation inconsistent with executive offices.;

(d) such assignee or sublessee is not a tenant of Lessor and is vacating premises in the Building;

(e) any mortgagee or underlying lessor grants its consent to the proposed transaction, if required;

(f) the proposed assignee or sublessee is not known to Lessor or its officers as a problem tenant based on actual experience.

8.2 Any request by Lessee for Lessor's consent to an assignment of this Lease shall state the proposed assignee's address and be accompanied by a profit and loss and balance statements of the proposed assignee for the prior three (3) years, as well as duplicate original of

the instrument of assignment (wherein the assignee assumes, jointly and severally with Lessee, the performance of Lessee's obligations hereunder).

8.3 Any request by Lessee for Lessor's consent to a sublease shall state the proposed sublessee's address and be accompanied by profit and loss and balance statements of the proposed sublessee for the prior three (3) years, as well as a duplicate original of the instrument of sublease (wherein Lessee and the proposed sublessee agree that such sublease is subject to this Lease and such sublessee agrees that, if the lease is terminated because of Lessee's default, such sublessee shall, at Lessor's option, attorn to Lessor).

8.4 Any request by Lessee for Lessor's consent to an assignment of the Lease or a sublease of any portion of the Premises shall clearly set forth the proposed terms of such proposed assignment or sublease. Lessor shall accept or reject or respond to such terms of Lessee within thirty (30) days after Lessor's receipt thereof. If Lessor fails to send such notice within such 30-day notice period, then Lessee, subject to receiving Lessor's consent or decision to withhold its consent pursuant to Section 8.1 above, may assign the lease or sublet the Premises to the proposed assignee or sublessee and upon the terms specified in Lessee's request. In any event, Lessee shall pay to Lessor, as Additional Rent, fifty (50%) percent of any and all amounts received by Lessee from the assignee or sublessee in excess of the Annual Fixed Basic Rent and Additional Rent payable by Lessee hereunder after deducting the reasonable and customary out-of-pocket transaction costs incurred by Lessee in connection with such assignment or subletting, including attorney's fees, brokerage commissions, and alteration costs (which transaction costs shall be amortized on a straight-line basis over, in the case of an assignment, the remaining term of this Lease, and, in the case of a sublease, the term of the sublease). Lessee shall, upon Lessor's request, deliver to Lessor invoices for all transaction incurred costs by Lessee in connection with any assignment or subletting.

8.5 In the event of a permitted assignment, Lessor may collect Rent directly from the assignee. In the event of a permitted sublease, Lessor may, if Lessee defaults hereunder, collect Rent directly from the sublessee. In either such event, Lessor may apply any amounts so collected to the Rent due hereunder without thereby waiving any provisions hereof or releasing Lessee from liability for the performance of its obligations hereunder.

8.6 Lessor's consent to any assignment or sublease hereunder shall not be deemed a consent to any further proposed assignment or sublease by Lessee or any one claiming under or through Lessee, except in accordance with this Section 8.

8.7 It is expressly understood and agreed that Lessee's Renewal Option and Right of First Refusal may not be exercised by any permitted sublessee hereunder and that Lessee's Renewal Option and Right of First Offer shall be null and void upon a permitted sublease. It is understood and agreed that Lessee's Renewal Option and Right of First Offer shall be null and void with respect to any assignment or in the event that seventy five (75%) percent or more of the Premises have been sublet by Lessee prior to the date set for the exercise by Lessee of the Renewal Option hereinafter set forth.

8.8 Any attempted assignment or encumbrance of this Lease and any attempted sublet or permission to use or occupy all or any part of the Premises, other than strictly in accordance with this Section 8 shall be void and of no force or effect.

8.9 No assignment, encumbrance or subletting, or Lessor's consent thereto, or Lessor's collection or acceptance of any Rent from any assignee, sublessee or other party shall be construed as a waiver or release of the initial named Lessee (or any guarantors of Lessee) from any of its or their liabilities or obligations under this Lease, and all of such parties shall remain jointly and severally primarily liable hereunder unless otherwise agreed to in writing by Lessor.

8.10 All restrictions and obligations imposed on Lessee pursuant to this Lease shall be deemed to extend to any assignee, sublessee, licensee, concessionaire or other occupant or transferee, and Lessee shall cause all such parties to comply with such restrictions and obligations. As a condition to the effectiveness of any assignment or subletting hereunder, Lessee shall deliver to Lessor prior to, and as a condition of, the proposed transfer commencement date: (i) in the case of an assignment, a fully-executed assignment and assumption agreement which provides, among other things reasonably required by Lessor, that Lessee (and any guarantor of this Lease) remains jointly, severally, and primarily liable hereunder; and (ii) in the case of a sublet, a fully executed sublease which provides, among other things reasonably required by Lessor, that such sublease is (x) subject and subordinate to all the terms and provisions of this Lease; and (y) subject to the condition that if the Term is terminated or Lessor succeeds to Lessee's interest in the Premises by voluntary surrender or otherwise then, at Lessor's option, in its sole and absolute discretion, the sublessee shall be bound to Lessor for the balance of the term of such sublease and shall attorn to and recognize Lessor as its Lessor under the then executory terms of such sublease. Lessor shall be entitled to receive a letter described in Section 26 upon an assignment or sublease when permitted herein.

8.11 Lessee hereby indemnifies, defends and holds the Lessor Indemnitees harmless from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including litigation costs and reasonable attorneys' fees) that may be made against Lessor and/or Lessor's agents based on, arising out of, or in any way relating to (directly or indirectly, in whole or in part) any assignment or encumbrance (or attempted assignment or encumbrance) of this Lease, or any subletting (or attempted subletting) of any part of the Premises including, without limitation, claims by (i) any assignee or sublessee or proposed assignee or sublessee or (ii) any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease, or any permitted termination of this Lease by Lessor.

8.12 Lessor shall require a One Thousand and 00/100 Dollar ($1000.00) payment to cover its handling charges for each request for consent to sublet or assignment prior to its consideration of the same. If such request seeks Lessor approval of an assignment or sublease document, Lessee shall be responsible for any increased legal fees for review or comment.

8.13 In connection with any proposed or attempted subletting of the Premises or assignment of this Lease, Lessee shall not permit any related advertising or promotional materials to include rental rates or other inducements more favorable to any proposed sublessee than those offered by Lessor for other space in the Building.

8.14 A. Notwithstanding anything contained in the foregoing, if Lessee proposes to sublease all of its remaining space for term less than 1 day than the remaining term or proposes to assign or otherwise transfer any interest in this Lease or the Premises affecting, collectively with all other subleases, assignments, or transfers then in effect, more than 100% of the rentable square footage of the Premises, then Lessor will have the right, exercisable by written notice (the ***"Recapture Notice"***) to Lessee within thirty (30) days after receipt of Lessee's Notice, to recapture the space described in Lessee's Notice (the ***"Recapture Space"***). The Recapture Notice will cancel and terminate this Lease with respect to the Recapture Space as of the date stated in Lessee's Notice for the commencement of the proposed assignment or sublease and Lessee shall surrender possession of the Recapture Space as of such date. Thereafter, the Basic Rent and Additional Rent will be equitably adjusted based upon the square footage of the Premises then remaining, after deducting the square footage attributable to the Recapture Space.

B. If Lessor elects to exercise its recapture right and the Recaptured Space is less than the entire Premises, then Lessor, at its sole expense, will have the right to make any alterations to the Premises required, in Lessor's reasonable judgment, to make such Recaptured Space a self-contained rental unit. Lessor shall perform all such work, if any, with as little inconvenience to Lessee's business as is reasonably possible; provided, however, that (i) Lessor will not be required to perform such work after normal business hours or on weekends, and (ii) Lessor will not be deemed guilty of an eviction, partial eviction, constructive eviction or disturbance of Lessee's use or possession of the Premises on account of such work and will not be liable to Lessee on account of same.

8.15 Notwithstanding anything to the contrary contained in this Section 8, any sublease or assignment to an affiliated entity of Lessee or a successor in interest by merger will not be subject to the provisions of this Section 8 which describe Lessor's conditions of approvals so long as such affiliate shall have equal or greater financial strength as Lessee as of the date of the proposed assignment or sublease and further provided such affiliate shall be subject to all the terms and conditions of subsections 8.1 (b) and (c) are satisfied. Lessee shall furnish Lessor with a copy of such sublease or assignment as well as required evidence of such affiliate's financial strength. Subsections 8.4, 8.5, 8.10, 8.12, and 8.13 shall also govern.

9. **COMPLIANCE WITH RULES AND REGULATIONS.** Lessee shall observe and comply with the Rules and Regulations hereinafter set forth in **Exhibit B** attached hereto and made a part hereof and with such further reasonable Rules and Regulations as Lessor may prescribe, on notice to the Lessee, for the safety, care and cleanliness of the Building and the comfort, quiet and convenience of other occupants of the Building provided the same do not materially increase Lessee's financial obligations under this Lease. Lessor shall enforce the Rules and Regulations in a non-discriminatory manner.

10. DAMAGE TO BUILDING.

10.1 If the Building (irrespective of the condition of the Premises) is damaged by fire or any other cause to such extent that the cost of restoration, as reasonably estimated by Lessor, will equal or exceed twenty-five (25%) percent of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage, then Lessor may, no later than the sixtieth (60th) day following the damage, give Lessee a notice of election to terminate this Lease. If the estimated time (as determined by Lessor) to restore the damaged portions of the Demised Premises is more than two hundred seventy (270) days (counting from adjustment of Lessor's insurance proceeds and Lessor's receipt of a building permit for such work), and if all or substantially all of the Premises shall not be reasonably usable during such period for the purpose for which they are leased hereunder, then Lessee may, no later than the sixtieth (60th) day following the date of damage or the date of Lessee's receipt of the estimated restoration time (whichever occurs later), give Lessor a notice of election to terminate this Lease. In either said event of election, this Lease shall be deemed to terminate on the thirtieth (30th) day after the giving of said notice, and Lessee shall surrender possession of the Premises within a reasonable time thereafter; and the Fixed Basic Rent and any Additional Rent shall be apportioned as of the date of said surrender, and any Term Fixed Basic Rent or Additional Rent paid for any period beyond the latter of the thirtieth (30th) day after said notice, or the date Lessee surrenders possession, shall be repaid to Lessee. If this Lease shall not be terminated by Lessor or Lessee as aforesaid, then Lessor shall restore the Building and the Premises with reasonable promptness, subject to Force Majeure, as hereinafter defined, and except as stated above, Lessee shall have no right to terminate this Lease. Lessor shall not be required to restore Lessee's trade fixtures or other personal property or any leasehold improvements or other alterations made by or on behalf of Lessee unless without any increased cost to Lessor by way of restoration or repair costs or increased premium costs, the nature of Lessee improvement as it relates to the realty results in its being covered by Lessor's insurance and the costs of restoration are included in the insurance proceeds. The words "restoration" and "restore" as used in this Section 10 shall include repairs.

10.2 In any case in which use of the Premises is affected by any damage to the Building or Premises, there shall be either an abatement or an equitable reduction in Term Fixed Basic Rent and an equitable reduction in the Base Period Costs as established in Section 25 depending on the period for which and the extent to which, during the performance of Lessor's restoration work, the Premises are not reasonably usable for the purpose for which they are leased hereunder (provided that Lessee actually ceases to use such affected portions of the Premises for any purpose during such period of time). Notwithstanding the foregoing, if the damage results from the fault of the Lessee, or Lessee's agents, servants, visitors or licensees, Lessee shall not be entitled to any abatement or reduction in Term Fixed Basic Rent or Additional Rent, except to the extent of any rent insurance received by Lessor.

10.3 Notwithstanding anything to the contrary contained herein, Lessor shall also have the right to terminate this Lease if: (1) insurance proceeds payable to Lessor will be insufficient to pay the full cost of such restoration (exclusive of any deductible), (2) any mortgagee fails or refuses to make such insurance proceeds available for such restoration, (3) zoning or other applicable legal requirements do not permit such restoration, (4) alteration or reconstruction of twenty-five percent (25%) or more of the Building shall be required (whether

or not the Premises shall have been damaged by such fire or casualty), (5) there is any substantial loss to the Building that is not covered by insurance policies required to be carried by Lessor herein, (6) more than twenty percent (20%) of the Premises is rendered unusable as a result of such fire or casualty, or (7) more than ten percent (10%) of the Premises is rendered unusable as a result of any fire or casualty occurring during the last twenty-four (24) months of the Term.

10.4 Lessee hereby waives all claims (i) for any damage or injury resulting from any damage or destruction, except to the extent caused by the Lessor's gross negligence or willful misconduct, (ii) for any loss of profits or interruption of business resulting from Lessee's inability to use and occupy the Premises or any part thereof as a result of any damage or destruction, or (iii) by reason of any required surrender of possession of the Premises pursuant to this Section 10. Lessee also waives the benefit of New Jersey Revised Statutes, Title 46, Chapter 8, Sections 6 and 7, and agrees that Lessee will not be relieved of the obligation to pay Rent in case of damage or destruction to the Premises or the Property, except as expressly provided herein.

11. **WAIVER OF SUBROGATION.** Except as provided in Section 5 hereof, notwithstanding the provisions of this Section or any other provision of this Lease, in the event of any loss or damage to the Building, the Premises and/or any contents (herein "**property damage**"), each party waives all claims against the other party (and in the case of Lessee, waives all claims against the other Lessor Indemnitees as well as any Lessee of the Building that has similarly waived claims against such Lessee) for any such loss or damage and each party shall look only to any insurance which it has obtained to protect against such loss, and each party shall obtain, for each policy of such insurance, provisions waiving any claim against the other party and in the case of Lessee, against the other Lessor Indemnitees as well as any Lessee(s) in the Building that has waived subrogation against the Lessee for loss or damage within the scope of such insurance.

12. **EMINENT DOMAIN.** If Lessee's use of the Premises is materially adversely affected due to the taking by eminent domain of (a) the Premises or any part thereof or any estate therein or reasonable access thereto; or (b) any other part of the Building or reasonable access thereto, then, in either event, this Lease shall terminate on the date when title vests pursuant to such taking. In addition, Lessor shall have the right to terminate this Lease if a material part of the Premises or Building is taken by eminent domain. The Term Fixed Basic Rent and any Additional Rent shall be apportioned as of said termination date and any Term Fixed Basic Rent or Additional Rent paid for any period beyond said date shall be repaid to Lessee. All awards, damages and other compensation paid or payable on account of such taking shall belong to Lessor and Lessee hereby assigns to Lessor all rights to such awards, damages and compensation. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Lessee may file a separate claim for any taking of fixtures and improvements owned by Lessee which have not become the Lessor's property, and for moving expenses, provided the same shall in no way affect or diminish Lessor's award. In the event of a partial taking which does not effect a termination of this Lease but does deprive Lessee of the use of a portion of the Demised Premises or reasonable access thereto, there shall either be an abatement or an equitable reduction of the Fixed Basic Rent, and an equitable adjustment reducing the Base Period Costs depending on the period for which and the extent to which the

Premises so taken are not reasonably usable for the purpose for which they are leased hereunder or reasonable access thereto is impaired. For purposes hereof as long as there exists a direct means of entering the lands upon which the Building is located and as long as there is a corridor and entrance door off the corridor to the Premises, it shall be presumed that the access was reasonable.

13. **INSOLVENCY OF LESSEE.** Either (a) the appointment of a receiver to take possession of all or substantially all of the assets of Lessee, or (b) a general assignment by Lessee for the benefit of creditors, or (c) any action taken or suffered by Lessee under any insolvency or bankruptcy act, shall be deemed an "Event of Bankruptcy" hereunder and shall constitute a default of this Lease by Lessee, and Lessor, subject to and in accordance with applicable law, may terminate this Lease forthwith and upon notice of such termination Lessee's right to possession of the Demised Premises shall cease, and Lessee shall then quit and surrender the Premises to Lessor but Lessee shall remain liable as hereinafter provided in Section 14 hereof.

Upon the occurrence of an Event of Bankruptcy, Lessor shall have all rights and remedies available pursuant to Section 14; provided, however, that while a case in which Lessee is a debtor under the Bankruptcy Code, Lessor's right to terminate this Lease shall be subject, if and only to the extent required by the Bankruptcy Code, to any rights of Lessee or its trustee in bankruptcy (collectively, "Trustee") to assume or assume and assign this Lease pursuant to the Bankruptcy Code. After the commencement of such case: (a) Trustee shall perform all post-petition obligations of Lessee under this Lease; and (b) if Lessor is entitled to damages (including, without limitations, unpaid rent) pursuant to the terms of this Lease, then all such damages shall be entitled to administrative expense priority to the fullest extent permitted by the Bankruptcy Code. Any person or entity to which this Lease is assigned pursuant to the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of assignment, and any such assignee shall, upon request, execute and deliver to Lessor an instrument confirming such assumption. Trustee shall not have the right to assume or assume and assign this Lease unless Trustee promptly (i) cures all defaults under this Lease, (ii) compensates Lessor for all damages incurred as a result of such defaults, (iii) provides adequate assurance of future performance on the part of Trustee as debtor in possession or Trustee's assignee, and (iv) complies with all other requirements of the Bankruptcy Code. If Trustee fails to assume or assume and assign this Lease in accordance with the earliest permitted time requirements of the Bankruptcy Code without extension,, then Trustee shall be deemed to have rejected this Lease. If this Lease is rejected or deemed rejected, then Lessor shall have all rights and remedies available to it pursuant to Section 14. Adequate assurance of future performance shall require, among other things, that the following minimum criteria be met: (1) Trustee must pay its estimated pro-rata share of the cost of all services performed or provided by Lessor (whether directly or through agents or contractors and whether or not previously included as part of Base Rent) in advance of the performance or provision of such services; (2) Trustee must agree that Lessor's business shall be conducted in a first-class manner, and that no liquidating sale, auction, or other non-first class business operation shall be conducted in the Premises; (3) Trustee must agree that the use of the Premises as stated in this Lease shall remain unchanged and that no prohibited use shall be permitted; (4) Trustee must agree that the assumption or assumption and assignment of this

Lease will not violate or affect the rights of other Lessees of the Building; (5) Trustee must pay at the time the next monthly installment of Basic Rent and recurring items of Additional Rent due for the next six (6) months thereafter, such amount to be held as a security deposit (in addition to, and not in lieu of, the Security Deposit); (6) Trustee must agree to pay, at any time Lessor draws on the security being deposited pursuant to this Section 13, the amount necessary to restore such security to its original amount; (7) Trustee must comply with all duties and obligations of Lessee under this Lease; and (8) all assurance of future performance specified in the Bankruptcy Code must be satisfied.

14. **LESSOR'S REMEDIES ON DEFAULT.** If Lessee defaults in the payment of Fixed Basic Rent or any Additional Rent, or defaults in the performance of any of the other covenants and conditions hereof or permits the Premises to become deserted, abandoned or vacated for a period in excess of thirty (30) consecutive days, Lessor shall give Lessee notice of such default, and if Lessee does not cure (i) any Fixed Basic Rent or scheduled Additional Rent default within ten (10) days of the giving of such notice, and (ii) any unscheduled Additional Rent default within thirty (30) days of giving such notice, (iii) the failure to give any estoppel notice or subordination within ten(10) days of giving such notice, and (iv) any other default within thirty (30) days after giving of such notice or if such default is of such nature that it cannot be completely cured within such period, if Lessee does not commence such curing within such thirty (30) days and thereafter proceed with reasonable diligence and in good faith to cure such default, then, in each case, Lessor may terminate this Lease on not less than ten (10) days' notice to Lessee, and on the date specified in said notice, Lessee's right to possession of the Demised Premises shall cease, and Lessee shall then quit and surrender the Premises to Lessor, but Lessee shall remain liable as hereinafter provided. If this Lease shall have been so terminated by Lessor pursuant to Sections 13 or 14 hereof, Lessor may at any time thereafter resume possession of the Premises by any lawful means and remove Lessee or other occupants and their effects.

15. **DEFICIENCY.** In any case where Lessor has recovered possession of the Premises by reason of Lessee's default, Lessor may, at Lessor's option, occupy the Premises or cause the Premises to be redecorated, altered, divided, consolidated with other adjoining premises, or otherwise changed or prepared for reletting. In such case, Lessor may relet the Premises or any part thereof as agent of Lessee or otherwise, for a term or terms to expire prior to, at the same time as, or subsequent to, the original expiration date of this Lease and receive Fixed Basic Rent and Additional Rent therefor. Fixed Basic Rent or Additional Rent actually received by Lessor shall be applied first to the payment of such expenses as Lessor may have incurred in connection with the recovery of possession, redecorating, altering, dividing, consolidating with other adjoining premises, or otherwise changing or preparing for reletting, and the reletting, including brokerage and reasonable attorney's fees, and then to the payment of damages in amounts equal to the Fixed Basic Rent and Additional Rent hereunder and to the costs and expenses of performance of the other covenants of Lessee as herein provided. Lessee shall not be entitled to any surplus accruing as a result of any such reletting, nor shall any surplus be applied to offset the damages referred to in the preceding sentence. In reletting the Premises as aforesaid, Lessor may grant rent concessions, and Lessee shall not be credited therewith. No such reletting shall constitute a surrender and acceptance or be deemed evidence thereof. If Lessor elects, pursuant hereto, actually to occupy and use the Premises or any part thereof during

any part of the balance of the Term as originally fixed or since extended, there shall be allowed against Lessee's obligation for Fixed Basic Rent and Additional Rent or damages as herein defined, during the period of Lessor's occupancy, the reasonable value of such occupancy not to exceed in any event the Fixed Basic Rent and Additional Rent herein reserved and such occupancy shall not be construed as a release of Lessee's liability hereunder.

Lessee hereby waives all right of redemption to which Lessee or any person under Lessee might be entitled by any law now or hereafter in force. Lessor's remedies hereunder are in addition to any remedy allowed by law.

Lessee agrees to pay, as Additional Rent, all reasonable attorney's fees and other reasonable expenses incurred by the Lessor in enforcing any of the obligations under this Lease, this covenant to survive the expiration or sooner termination of this Lease.

Whether or not this Lease and/or Lessee's right of possession is terminated or any suit is instituted, Lessee shall be immediately liable for the payment to Lessor of any Rent, damages or other sums which may be due or sustained prior to such default, and for all costs, fees and expenses (including, but not limited to, court costs, reasonable attorneys' fees and expenses of litigation) incurred by Lessor (i) in obtaining possession of the Premises; (ii) in removing and/or storing Lessee's or any other occupant's personalty; (iii) in putting the Premises into a condition consistent with the original fit out of the Premises; (iv) in reletting all or portions of the Premises (including, without limitation, reasonable brokerage commissions, costs of Lessee finish work, reasonable architectural and legal fees and rental concessions, allowances or other inducements granted to the replacement Lessee, to the extent similar concessions, allowances and other inducements are reasonably obtainable by Lessees leasing comparable space in the competitive market area of the Premises); (v) in performing any of Lessee's obligations which Lessee failed to perform hereunder; (vi) in connection with the then-unamortized portion of any brokerage or similar commissions and fees, rent concessions, fit-up costs and/or construction allowances granted by Lessor in connection with this Lease or the Premises, all of which amounts shall be amortized over the Term hereof; and (vii) in pursuit of Lessor's other rights and remedies hereunder due to such Event of Default. In addition to the foregoing sums which shall, at Lessor's sole option, either become immediately due and payable by Lessee (in which event a judgment against Lessee and/or any guarantor in such amount may be filed by Lessor at any time following such Event of Default), or be added to the amount due pursuant to paragraph (1) or (2) below, as applicable, Lessee shall also be liable for additional damages which, at Lessor's election shall be, at Lessor's sole option:

(1) an amount equal to (x) all Rent and other sums due or which would have become due and payable under this Lease from the date of Lessee's default through the date on which the Term would have expired but for Lessee's default, minus (y) the amount of rental, if any, which Lesser actually received during such period from others to whom the Premises may be rented (other than any additional rent received by Lessor as a result of any failure of such other person to perform any of its obligations to Lessor), which amount shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Lessee's default and continuing until the date on which the Term would have expired but for Lessee's default, it being understood that (A) separate suits may be brought from time to time to

collect any such damages for any month(s) (and any such separate suit shall not in any manner prejudice the right of Lessor to collect any damages for any subsequent month(s)), or Lessor may defer initiating any such suit until after the expiration of the Term (in which event such deferral shall not be construed as a waiver of Lessor's rights as set forth herein and Lessor's cause of action shall be deemed to not have accrued until the expiration of the Term), and (B) if Lessor so elects to bring suits from time to time prior to reletting the Premises, Lessor shall be entitled to its full damages through the date of the award of damages without regard to any Rent or other sums that are or may be projected to be received by Lessor upon reletting of the Premises; or

(2) an amount equal to the sum of (x) all Rent and other sums due or which would be due and payable under this Lease from the date of Lessee's default through the date on which the Term would have expired but for Lessee's default, minus (y) any base rent and other customary sums payable as rental which Lessee proves by a preponderance of the evidence would be received by Lessor upon reletting of the Premises and thereafter through the date on which the Term would have expired, but for Lessee's default. The amount determined pursuant to this paragraph (2) shall be discounted using a discount factor of four (4%) percent per annum to then present worth, and the resulting amount shall be paid to Lessor in a lump sum on demand. Lessor may bring suit to collect any such damages at any time after an Event of Default shall have occurred.

If Lessor elects to proceed under paragraph (1) above, it may at any time thereafter elect to proceed under paragraph (2) above, in which case all amounts previously paid by Lessor pursuant to paragraph (1) above will be subtracted from the amount due pursuant to paragraph (2) above. In the event Lessor relets the Premises for a greater rental value, or together with other premises, or for a term extending beyond the scheduled expiration of the Term, Lessee shall not be entitled to apply any such greater rental value, or any base rent, additional rent or other sums generated or projected to be generated by such other premises or the period extending beyond the scheduled expiration of the Term (collectively, the "Extra Rent") against Lessor's damages. Similarly, in proving the amount that would be received by Lessor upon a reletting of the Premises as set forth in clause "(y)" of paragraph (2) above, Lessee shall not take into account the Extra Rent. The provisions contained in this Section 15 shall be in addition to, and shall not prevent the enforcement of, any claim Lessor may have against Lessee for anticipatory breach of this Lease, it being agreed that in the event of an anticipatory breach, Lessor shall have all rights and remedies set forth in this Section 15 or otherwise available at law or in equity. If Lessor is entitled, or Lessee is required, pursuant to any provision hereof to take any action upon the termination of the Term, then Lessor shall be entitled, and Lessee shall be required, to also take action upon the termination of Lessor's right of possession.

All rights and remedies of Lessor set forth in this Lease are cumulative and in addition to all other rights and remedies available to Lessor at law or in equity, including those available as a result of any threatened or anticipatory breach of this Lease. The exercise by Lessor of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. No delay or failure by Lessor to exercise any of Lessor's rights or remedies, or to enforce any of Lessee's obligations, shall constitute a waiver of any such rights, remedies or obligations. Lessor shall not be deemed to have waived any default by Lessee unless such

waiver is expressly set forth in a written instrument signed by Lessor, and no custom or practice which may evolve between Lessor and Lessee in the administration of the terms hereof shall give rise to any waiver by Lessor or otherwise diminish Lessor's right to insist upon Lessee's performance in strict accordance with the provisions of this Lease. If Lessor waives in writing any default by Lessee, such waiver shall not be construed as a waiver of any covenant, condition or agreement set forth in this Lease except as to the specific circumstances(s) described in such written waiver.

16. **SUBORDINATION OF LEASE/ ATTORNMENT**

This Lease and any option contained herein shall be subject and subordinate to any such underlying leases and to any such mortgage and/or first trust deed ("Underlying Encumbrances") which now affects the Land and Building of which the Premises form a part, and also to all renewals, modifications, consolidations and replacements of said Underlying Encumbrances. Although no instrument or act on the part of Lessee shall be necessary to effectuate such subordination, Lessee will, nevertheless, execute and deliver such further instruments confirming such subordination of this Lease as may be desired by the holders of said first mortgage and first trust deed under such Underlying Encumbrances. If any Underlying Encumbrances to which this Lease is subject terminates, Lessee shall, on timely request, attorn to the owner of the reversion. If Lessor requires Lessee to subordinate this Lease to a future holder of an Underlying Encumbrance, and provided Lessee is not in default beyond notice and grace period, Lessor shall use reasonable commercial efforts to obtain from such holder a Subordination, Non Disturbance and Attornment Agreement on such holder's form. If, in connection with obtaining financing for the Property or refinancing any mortgage encumbering the Property, the prospective Lender or Master Lessor requests reasonable modifications to this Lease as a condition precedent to such financing or refinancing, then Lessee shall not to unreasonably withhold, delay or condition its consent to such modifications, provided that such modifications do not (i) increase the Fixed Basic Rent or Additional Rent, (ii) increase the security deposit, (iii) reduce the Term, (iv) affect the termination, extension or expansion options, (v) materially and adversely affect the leasehold interest created by this Lease, or (vi) materially and adversely affect the manner in which Lessee's operations are conducted at the Premises.

17. **SECURITY DEPOSIT**. As an express condition of this Lease, the Lessee shall deposit with the Lessor the following security which shall be held during the Term to guarantee the faithful performance by Lessee of Lessee's lease obligations as herein provided.

A. If the Security Deposit shall be delivered to Lessor in the form of cash in the amount of $209,000.00 and if Lessor applies any part of said deposit to cure any default of Lessee, Lessee shall on demand deposit with Lessor the amount so applied so that Lessor shall have the full deposit on hand at all times during the Term of this Lease. Upon termination of this Lease, and provided the Lessee is not in default hereunder beyond any applicable notice or cure period and has performed all of its obligations under this Lease, the Lessor shall return the security held by it hereunder to the Lessee. Anything herein contained to the contrary notwithstanding, it is expressly understood and agreed that the said Security Deposit shall not bear interest. Lessee covenants and agrees that it will not assign, pledge, hypothecate, mortgage

or otherwise encumber the aforementioned security during the term of this Lease. It is expressly understood and agreed that the Lessor shall have the right to co-mingle the security funds with its general funds and said security shall not be required to be segregated.

B. If the Security Deposit is in the form of a Letter of Credit, then concurrently with the execution of this Lease, Lessee shall deposit with Lessor an unconditional "evergreen" letter of credit in an amount equal to the Security set forth in the Basic Lease Provisions from a recognized commercial banking institution located in the State of New Jersey or the City of New York and having a net worth of at least $500,000,000.00. Such form shall contain language acceptable to Lessor in its sole reasonable discretion permitting the reduction described above. The letter of credit will be held by Lessor as security for the full and faithful performance of Lessee's obligations under this Lease. The letter of credit must be payable upon sight draft, together with a certification from Lessor that Lessee is in default under this Lease. If (i) any Basic Rent, Additional Rent or other sum payable by Lessee to Lessor is not paid when due after applicable notice, grace, and/or cure period, or (ii) Lessor makes any payments on behalf of Lessee, or (iii) Lessee fails to perform any of its obligations under this Lease after applicable notice, grace and/or cure period, then, in each case, Lessor will have the right, without prejudice to any other remedy Lessor may have, to draw down such letter of credit to compensate or reimburse Lessor, as the case may be, toward the payment of Basic Rent, Additional Rent or other such sum payable hereunder, or other loss or damage sustained by Lessor on account of Lessee's default. The Security will not be deemed to be (x) a limitation on Lessor's damages or other rights and remedies available under this Lease or at law or equity, (y) a payment of liquidated damages, or (z) an advance of the Basic Rent or Additional Rent. If Lessor uses, applies, or retains all or any portion of the Security, Lessee shall immediately restore the Security to its original amount. If the letter of credit requires renewal, Lessee shall furnish to Lessor evidence of such renewal at least thirty (30) days prior to the expiration date of the letter of credit. If Lessee fails to timely provide Lessor with such evidence of renewal, Lessor will have the right to cash the letter of credit and to retain the proceeds as security hereunder. Lessor will not be required to keep any cash security separate from its own funds. Lessor will have no fiduciary responsibilities or trust obligations with regard to any cash security and will not be obligated to pay Lessee any interest on any cash security. Lessee shall not assign, pledge, hypothecate, mortgage or otherwise encumber the Security.

If at any time during the Term (as the same may be extended) Lessor reasonably determines that the financial condition of the issuer of the then current letter of credit is such that Lessor's ability to draw upon such letter of credit is, or in the future may be, impaired, restricted, refused or otherwise adversely affected, then Lessee shall, within ten (10) business days of Lessor's written request to Lessee, obtain a replacement letter of credit in substitution for the then current letter of credit in the form and amount required herein from an issuer acceptable to Lessor in Lessor's reasonable discretion.

So long as Lessee is not in default in the performance of any of its obligations under this Lease, any part of the Security Deposit not used, applied, or retained by Lessor shall be returned, without interest, to Lessee within thirty (30) days after the end of the Term, subject to Lessor's final inspection of the Premises. Notwithstanding the foregoing, if Lessor, in its sole discretion, has sufficient evidence that the Security Deposit has been assigned to an assignee of

this Lease, then Lessor shall return the Security to such assignee and, upon such return, will be released from all liability with respect to the Security.

In the event of bankruptcy or other debtor-creditor proceeding against Lessee, the Security will be deemed to be applied first to the payment of rent and other charges due Lessor for all periods prior to filing of such proceedings.

Notwithstanding anything contained in the foregoing, provide the Lessee is not in default of its obligations under the Lease, after applicable notice and cure, the Security Deposit shall be subject to the reductions described in Section 16 of the Reference Page which is deemed incorporated herein.

C. In the event of any transfer of title to the Property or the Building or any assignment of Lessor's interest under this Lease, Lessor will have the right to transfer the Security Deposit to such transferee, provided that Lessor gives Lessee the name and address of such transferee and reasonable written evidence of the transferee's assumption of Lessor's obligations hereunder. Following any such transfer of the Security Deposit, Lessor will be automatically released from all liability for the return of the Security. The provisions of this Section 17 will apply to every transfer of the Security to a new transferee.

18. **RIGHT TO CURE LESSEE'S BREACH.** If Lessee breaches any covenant or condition of this Lease, Lessor may, on reasonable notice to Lessee (except that no notice need be given in case of emergency), cure such breach at the expense of Lessee and the reasonable amount of all expenses, including reasonable attorneys' fees, incurred by Lessor in so doing (whether paid by Lessor or not) shall be deemed Additional Rent payable on demand, with interest at the Prime Rate published in *The Wall Street Journal* plus two percent (2%) or the highest rate permitted by law, whichever is lower.

19. **LIENS.** Lessee shall not do or permit to be done any act, or make or permit to be made any contract, which may create or be the foundation for any lien or other encumbrance upon any interest of Lessor or any ground or underlying lessor in any portion of the Premises or Property. If, because of any act or omission (or alleged act or omission) of Lessee, any Construction Lien Claim or other lien (collectively "**Lien**") charge, or order for the payment of money or other encumbrance shall be filed against Lessor and/or any ground or underlying lessor and/or any portion of the Premises or Property (whether or not such Lien, charge, order, or encumbrance is valid or enforceable as such), Lessee shall, at its own cost and expense, cause same to be discharged of record or bonded within thirty (30) days after the filing thereof; and Lessee shall indemnify and save harmless the Lessor Indemnitees against and from all costs, liabilities, suits, penalties, claims, and demands, including reasonable counsel fees, resulting therefrom. If Lessee fails to comply with the foregoing provisions, Lessor shall have the option of discharging or bonding any such Lien, charge, order, or encumbrance, and Lessee agrees to reimburse Lessor for all costs, expenses and other sums of money in connection therewith (as additional rental) with interest at the maximum rate permitted by law promptly upon demand. All materialmen, contractors, artisans, mechanics, laborers, and any other persons now or hereafter contracting with Lessee or any contractor or subcontractor of Lessee for the furnishing of any

labor services, materials, supplies, or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Lease Term, are hereby charged with notice that they look exclusively to Lessee to obtain payment for same.

20. **RIGHT TO INSPECT AND REPAIR.** Lessor may enter the Premises but shall not be obligated to do so (except as required by any specific provision of this Lease) at any reasonable time on reasonable notice to Lessee (except that no notice need be given in case of emergency) for the purpose of inspection or the making of such repairs, replacement or additions, in, to, on and about the Premises or the Building, as Lessor deems necessary or desirable. In connection with the foregoing, Lessor shall have the right to install and replace wires, conduits, pipes, ducts or other improvements through the Premises, provided that same are placed above or below finished surfaces wherever practicable and where practical, are placed within the demising walls, bearing columns, finished surfaces and ceilings of the Demised Premises; provided however, that any such work shall be performed in a manner so as to not unreasonably interfere with Lessee's use and occupancy of the Demised Premises.

21. **SERVICES TO BE PROVIDED BY LESSOR.** Subject to intervening laws, ordinances, regulations and executive orders, while Lessee is not in default under any of the provisions of this Lease, Lessor agrees to furnish, on "**Business Days**," as defined in Section 43, below:

(a) Janitorial services to be performed in accordance with Building standards and practices, to include restroom supplies, as set forth in Exhibit C attached hereto and made a part hereof.

(b) Lessor shall furnish heat when and as required by law and air cooling during Building Hours when, in the reasonable judgment of Lessee, it is required for the comfortable occupancy of the Premises all consistent with ASHRAE Standards. During the summer, Lessor shall maintain room conditions not in excess of 73 plus or minus 2 degrees F dry bulb with fifty percent (50%) relative humidity when the coincident outside conditions do not exceed 102 degree F dry bulb and 75 degree F wet bulb conditions. During the winter Lessor shall maintain room conditions of net less than 72 degree F dry bulb when the outside air temperature is not less than 18F dry bulb at 20 mph wind conditions. Lessee shall maintain light colored blinds lowered with slats at a 45 degree azimuth coincident with peak sun load or other acceptable solar barrier. Lessee shall maintain the electrical equipment heat ejection load at three watts, a "people" load at one person per 250 square feet. Lessee shall cooperate fully with Lessor and abide by all regulations and requirements that Lessor reasonably prescribes for the proper functioning and protection of its heating, air cooling and ventilation systems. Lessee shall not construct any partitions or other obstructions that interfere with Lessor's access to Lessor's mechanical installations, including, but not limited to, air cooling, fans, ventilating and machine rooms and electrical closets, and ceiling and plenum installations. Lessee, its agents, employees and contractors shall not enter any enclosures containing Lessor's mechanical installations or tamper, adjust, touch or otherwise affect such mechanical installations. The foregoing standards shall

not apply for IT rooms, UPS systems, rooms with appliances, Conference Rooms and closets as to which supplemental HVAC at the cost of Lessee shall be required.

(c) Cold and hot water for drinking and lavatory purposes.

(d) Elevator service during Building Hours (in addition, Lessee shall be permitted access to the Building and Premises twenty-four (24) hours a day, three hundred sixty-five (365) days a year).

Notwithstanding any other provision of this Lease, Lessor shall not be liable for failure to furnish any of the aforesaid services when such failure is due to Force Majeure, as hereinafter defined.

Lessee shall reimburse Lessor for the reasonable cost of removing from the Premises and the Building any excess refuse and rubbish generated unavailable otherwise disposed of by Lessee (i.e., refuse and rubbish removal beyond the scope of refuse and rubbish removal included in the janitorial specifications set forth on **Exhibit C**), as well as the reasonable cost of removing any carpet stains not otherwise addressed in the janitorial specifications, and Lessee shall pay, as Additional Rent, all bills therefor when rendered.

Notwithstanding anything to the contrary contained herein, Lessor and Lessor's Agents shall not be liable for any failure to maintain comfortable atmosphere conditions in all or any portion of the Premises due to excessive heat generated by any equipment or machinery installed by Lessee (with or without Lessor's consent), or due to any impact that Lessee's furniture, equipment, machinery or millwork may have upon the delivery of heat or air-conditioning (as applicable) to the Premises, or due to the occupancy load of the Premises, or due to events beyond the control of Lessor. The standards described in (b) above are the Building standard and constitute the controlling specifications. In addition, Lessor or Lessor's Agents shall have any liability for failure to supply any utilities or other services hereunder when prevented from doing so by strikes, repairs, alterations or improvements or by reason of the failure of the utility company servicing the Building to furnish any such utility, or by order or regulation of any Legal Requirement or Insurance Requirement, or for any cause beyond Lessor's control, nor shall any such failure be deemed a constructive eviction of Lessee, or constitute a breach of any implied warranty, or entitle Lessee to any abatement of Rent or otherwise effect Lessee's obligations hereunder.

If Lessee uses machines or equipment in the Premises which affect the temperature otherwise maintained by the air-conditioning system, or which otherwise overload any utility, Lessor may, following notice to Lessee and Lessee's failure to remove such machines or equipment within ten (10) days of such notice, install supplemental air conditioning units or other supplemental equipment in the Premises and the cost thereof, including installation, of such equipment, meters to measure such excess consumption, the cost of the utilities consumed thereby as indicated on such meters, and the cost of operation, use and maintenance of such

equipment, plus an administrative fee equal to five percent (5%) of the cost thereof, shall be paid by Lessee, as Additional Rent, upon demand.

So long as Lessee's use of water in the Premises does not, in Lessor's reasonable opinion, exceed that normally consumed in office settings for ordinary drinking and lavatory purposes, the cost and expense of water shall be included in Operating Charges. However, in the event Lessee's use of water in the Premises exceeds, in Lessor's reasonable opinion, that normally consumed in office settings for ordinary drinking and lavatory purposes, Lessor shall have the right to either: (i) install and maintain, at Lessee's sole cost and expense, water meters which measure Lessee's water consumption in the Premises; (ii) reasonably estimate the amount of such excess consumption by Lessee; or (iii) engage the services, at Lessee's sole cost and expense, of an independent utility rate auditor or engineer selected by Lessor, to perform a confirmatory water survey of the Premises; and in any such case, Lessee shall pay to Lessor, as Additional Rent within ten (10) days of receipt of a bill therefor, all charges incurred as a result thereof, whether for water consumption, equipment maintenance or the services of any such utility engineer.

22. **AFTER-HOURS USE.** Lessee shall be entitled to make use of HVAC beyond Building Hours, at Lessee's sole cost and expense, provided Lessee shall notify the Lessor twenty-four (24) hours prior to such desired overtime use, except if such use is desired for a weekend, in which event Lessee shall notify Lessor no later than 5:00 p.m. on the Thursday immediately preceding said weekend. It is understood and agreed that Lessee shall pay the sum of Seventy-Five and 00/100 ($75.00) Dollars per hour, plus such additional percentage increase of the aforesaid hourly sum computed by measuring the percentage increase of the rate in effect (including fuel surcharges or adjustments) during the month for which such overtime use is requested against the Base Utility Rate, as defined on the Reference Page. In no event shall the Lessee pay less than the sum of Seventy-Five and 00/100 ($75.00) Dollars per hour for such aforesaid overtime use.

23. **INTERRUPTION OF SERVICES OR USE.** Interruption or curtailment of any utility or services provided in the Building or at the Property or any other interference with Lessee's use of the Premises shall not entitle Lessee to any claim against Lessor or to any abatement in Fixed Basic Rent or Additional Rent, and shall not constitute a constructive or partial eviction. Notwithstanding the foregoing, if there is an interruption or curtailment of services for a period of six (6) consecutive business days during which Lessee is reasonably unable to utilize any of the Premises and Lessee's activities and operations cease therein, then commencing as of the seventh (7th) consecutive business day, Fixed Basic Rent shall abate during the period in which the Premises cannot be used as described herein. The abatement herein described shall not apply if Lessee, its agents, employees or invitees are the cause of the interruption. Lessor shall use reasonable commercial efforts to avoid such interruptions during Business Hours unless immediately required by emergency circumstances or the failure of a system to provide needed service. The same shall be done with a minimum of inconvenience to Lessee, and Lessor shall pursue the repairs or alterations with due diligence. If Lessor notifies Lessee that an incremental cost that is not commercially reasonable will be incurred to perform

non-emergency repairs outside Business Hours, Lessee will pay that incremental cost unless it authorizes Lessor to have the work performed during Business Hours.

24. **ELECTRICITY.** (A) Lessor, subject to the provisions of this Section 24, and subject to the initial installation in accordance with Exhibit D, shall furnish electrical energy to or for the use of Lessee in the Premises in accordance with this Section 24. Lessee's use of electric energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building's electric service, Lessee shall not, without Lessor's prior written consent, connect any fixtures, appliances or equipment to the Building electric distribution system or make any alteration or addition to the electric system of the Premises. Any changes requested by Lessee must be sent in writing to Lessor, and if, in the sole judgment of Lessor, such changes will not cause or create a dangerous or hazardous condition or damage or injury to the Building, or entail excessive or unreasonable alterations or repairs, or interfere with or disturb other Lessees or occupants and/or the service then or thereafter to be supplied to Lessees or occupants, Lessor will, at the sole cost and expense of Lessee, make such changes. Lessee shall pay Lessor for such costs and expenses within twenty (20) days of Lessee's receipt of an invoice therefor.

(B) Lessor shall install at its cost and expense, but credited to Lessee's Work Allowance as described in Schedule D, separate meters, submeters, check meters or other measuring devices to measure the electricity consumed in the Premises and in such event the Minimum Electric Energy will be based on actual usage. If direct meters are installed, Lessee shall be responsible for payment of all charges directly to the utility company, such charges to include, without limitation, usage charges, installation charges, meter reading charges and demand factors. If submeters or check meters are installed, Lessee shall pay to Lessor, as Additional Rent, within ten (10) days after receipt of Lessor's bill therefor, an amount equal to the average actual cost of electrical service per kwh payable by Lessor for the Building times Lessee's consumption in the Premises as shown on said meter(s) without mark up or profit. Lessor shall be entitled to charge an administrative fee for such reading and any tax in connection with the resale of electricity by Lessor to Lessee. Bills for such electrical usage shall be rendered by Lessor at such times as Lessor may elect and the amounts shown on such bills shall be paid by Lessee as Additional Rent within (10) days after receipt of such bills. Lessor shall be responsible for maintaining and repairing the submeters.

(C) If permitted by law, Lessor will have the right to choose the service providers that deliver electricity to the Premises. Lessee shall cooperate with Lessor and such service providers, including granting reasonable access to the electric lines, feeders, risers, wiring, and any other machinery within the Premises. If the law prohibits Lessor from choosing the service providers that deliver electricity to the Premises, then Lessee's choice of such service providers is subject to Lessor's prior written consent, and no such service provider will be permitted to deliver service to or otherwise affect the Building's electric system without such consent.

(D) Lessor shall not be liable in any way to Lessee for any loss, damage or expense which Lessee may sustain or incur as a result of any failure, defect or change in the

quantity or character of electrical energy available for redistribution to the Premises pursuant to this Section nor for any interruption in the supply, and Lessee agrees that such supply may be interrupted for inspection, repairs and replacement and in emergencies but such interruption shall be performed in a manner so as to not unreasonably interfere with Lessee's use and occupancy of the Demised Premises to the greatest extent practical. In no event shall Lessor be liable for any business interruption suffered by Lessee. Lessee covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the Building or the risers or wiring installation. Any riser or risers to supply Lessee's electrical requirements, upon written request of Lessee, shall be installed by Lessor, at the sole cost and expense of Lessee, if, in Lessor's sole judgment, the same are necessary and will not cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other Lessees or occupants. In addition to the installation of such riser or risers, Lessor shall also, at the sole cost and expense of Lessee, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions.

25. **ADDITIONAL RENT.** It is expressly agreed that Lessee will pay in addition to the Fixed Basic Rent provided in Section 3 above, Additional Rent to cover Lessee's Percentage, as defined on the Reference Page, of the increased cost to Lessor, for each of the categories enumerated herein, over the "**Base Period Costs**," as defined on the Reference Page, for said categories.

A. Operating Cost Escalation. If during the Lease Term the Operating Costs (defined below) incurred for the Building and the Property, for any Lease Year (defined below) or proportionate part thereof if the Lease Term expires prior to the expiration of a Lease Year (herein the "**Comparison Period**") shall be greater than the Base Operating Costs (adjusted proportionately if the Comparison Period is less than a full Lease Year), then Lessee shall pay to Lessor, as Additional Rent, Lessee's Percentage of all such excess Operating Costs. Operating Costs shall mean all costs and expenses incurred by Lessor in the use, operation, repair and replacement of the Building and Property, including, but not limited to, personal property taxes; management fees; labor, including all wages and salaries; social security taxes, and other taxes which may be levied against Lessor upon such wages and salaries; employee benefits and payroll taxes ; accounting and legal fees; any sales, use or service taxes incurred in connection with the operation of the Building or Property; supplies; repairs and maintenance; maintenance and service contracts; the cost of security and alarm services; license permits and inspection fees; painting; wall and window washing; laundry and towel service; tools and equipment (which are not required to be capitalized for Federal income tax purposes); the cost of any loss which is the responsibility of Lessor because of the existence of commercially reasonable insurance deductibles; trash removal; lawn care; snow removal and all other items properly constituting direct operating costs according to standard accounting practices (hereinafter collectively referred to as the "**Operating Costs**"). Lessor shall be entitled to amortize and include in Operating Costs an allocable portion of the cost of capital improvement items, including, without limitation, life safety systems, as well as improvements required under any governmental laws, regulations or ordinances which were not applicable to the Building or Property at the time it was constructed. All such capital improvement costs (as well as any other Operating Costs which

under generally accepted accounting principles are to be capitalized) shall be amortized over the reasonable life of such improvements with interest at the Prime Rate published in *The Wall Street Journal* plus two percent (2%) on the unamortized amount in accordance with such reasonable life and amortization schedules as shall be determined by Lessor in accordance with generally accepted accounting principles consistently applied. Notwithstanding the foregoing, Operating Costs shall not include: (1) principal or interest payments on any mortgages, (2) leasing commissions or legal fees with respect to the negotiation of leases, (3) capital improvements (or the depreciation thereof), except as permitted hereinabove, (4) the costs of special services and utilities separately paid by particular Lessees of the Building (other than as a part of an operating expense-type charge similar to the charges imposed by this Subparagraph (A)), (5) costs which are actually reimbursed to Lessor by insurers or by governmental authorities (net of all collection expenses incurred), (6) expenses for advertising for vacant space in the Building, (7) the cost of improvements to individual Lessees' premises (so-called "Lessee improvements") (8) administrative wages and salaries including wages and salaries of any employee above the grade of building manager; (9) franchise taxes or income taxes of Lessor; (10) Taxes; (11) costs of painting and decorating for any occupant's space; (12) depreciation of the Building; (13) ground lease rents; (14) attorneys' fees in connection with leasing activities, a sale or financing of the Building, or litigation with Lessees, sublessees or other occupants of the Building; (15) amounts recovered by Lessor as insurance proceeds or condemnation awards to the extent they are compensation for sums previously included in Operating Expenses; (16) any amount included in Operating Expenses that are reimbursed or required to be reimbursed to Lessor by a Lessee in the Building; (17) offsite management personnel to the extent their services are not applicable to the Premises or the Building; (18) Artwork (as opposed to normal seasonal displays in the common areas); (19) any cost related to the construction of a new building on the Lessor's land adjacent to the Building and the Taxes allocable to the Lessee shall not include the assessed value of such newly constructed building and the assessed value thereafter of the land will be fairly allocated between the buildings prior to being allocated to the Building and part of operating expenses; and (20) any fines, penalties, late payment charge, default charges or similar punitive amounts paid or incurred by Lessor in connection with, or as a result of, existing violations of applicable laws. As used in this Subsection 25(A), the Base Period Costs for Operating Costs shall be as defined on the Reference Page.

B. Fuel, Utilities and Electric Cost Escalation. If during the Lease Term the utility and energy costs, including any fuel surcharges or adjustments with respect thereto, incurred for water, sewer, other utilities and heating, ventilating and air conditioning for the Building and Property to include all leased and leasable areas (not separately billed or metered within the Building) and Common Facilities electric, lighting, water, sewer and other utilities for the Building and Property (hereinafter "**Utility and Energy Costs**") for any Comparison Period shall be greater than the Base Utility and Energy Costs (adjusted proportionately if the Comparison Period is less than a full Lease Year), then Lessee shall pay to Lessor, as Additional Rent, Lessee's Percentage of all such excess Utility and Energy Costs. Common Facilities electric consumption shall be charged at the bulk rate at which Lessor purchases electrical energy from the public utility supplying electrical service to the Building. As used in this Subsection 25(B), the Base Utility and Energy Costs shall be as defined on the Reference Page.

C. Tax Escalation. If during the Lease Term the Real Estate Taxes (defined below) for the Building and Property at which the Demised Premises are located for any Comparison Period shall be greater than the Base Real Estate Taxes (adjusted proportionately if the Comparison Period is less than a Lease Year), then Lessee shall pay to Lessor as Additional Rent, Lessee's Percentage of all such excess Real Estate Taxes.

As used in this Subsection 25(C), the words and terms which follow mean and include the following:

(i) The Base Period Costs for "**Real Estate Taxes**" shall be as defined on the Reference Page.

(ii) "**Real Estate Taxes**" shall mean the property taxes and assessments imposed upon the Building and Property, or upon the Fixed Basic Rent and Additional Rent, as such, payable by the Lessor including, but not limited to, real estate, city, county, village, school and transit taxes, or taxes, assessments or charges levied, imposed or assessed against the Building and Property by any other taxing authority, whether general or specific, ordinary or extraordinary, foreseen or unforeseen. Real Estate Taxes shall not include any inheritance, estate, gift, franchise, corporation, net income or net profits tax assessed against Lessor from the operation of the Building; provided, however, that if due to a future change in the method of taxation, any franchise, income or profit tax shall be levied against Lessor in substitution for, or in lieu of, or in addition to, any tax which would otherwise constitute a Real Estate Tax, such franchise, income or profit tax shall be deemed to be a Real Estate Tax for the purposes hereof; conversely, any additional real estate tax hereafter imposed in substitution for, or in lieu of, any franchise, income or profit tax (which is not in substitution for, or in lieu of, or in addition to, a Real Estate Tax as hereinbefore provided) shall not be deemed a Real Estate Tax for the purposes hereof.

Notwithstanding anything contained herein to the contrary, Lessee shall assume and pay to Lessor in full at the time of paying the Fixed Basic Rent, any excise, sales, use, gross receipts or other taxes (other than a net income or excess profits tax) which may be imposed on or measured by such Fixed Basic Rent or Additional Rent or may be imposed on Lessor or on account of the letting or which Lessor may be required to pay or collect under any law now in effect or hereafter enacted.

D. Insurance Escalation. If during the Lease Term the insurance costs for the Building and Property ("Insurance Costs") for any Comparison Period shall be greater than Base Year Insurance Costs (adjusted proportionately if the Comparison Period is less than a Lease Year), then Lessee shall pay to Lessor, as Additional Rent, Lessee's Percentage of all such excess Insurance Costs.

E. Lease Year. As used in, and for the purposes of, this Section 25 when referencing Lease Year and subsequent Lease Years, Lease Year shall be the Base Year which shall mean the 12 month period from January 1, 2016 through December 31, 2016.

F. Payment. Lessee shall make estimated monthly payments to Lessor on account of Lessee's Percentage of excess costs with respect to each of the expense categories set

forth in subparagraphs (A), (B), (C) and (D) above. Such estimated monthly payments shall commence on the first (1st) day of the Lease Year immediately succeeding the Base Period. At the beginning of each Lease Year following the Base Period, Lessor may submit a statement ("Estimated Operating Charges Statement") to Lessee setting forth, on an annualized basis, Lessor's reasonable estimate of Operating Costs, Utility and Energy Costs, Real Estate Taxes and Insurance Costs (collectively, "Operating Charges") and Lessee's Percentage of the escalation or increase in the Operating Charges above Base Period Costs ("Estimated Escalation") for the forthcoming Lease Year. Lessee shall pay to Lessor as Additional Rent, on the first day of each month following receipt of such Estimated Operating Charges Statement, until Lessee's receipt of any succeeding Estimated Operating Charges Statement, an amount equal to one-twelfth (1/12) of Lessee's Percentage of the Estimated Escalation as shown on such Estimated Operating Charges Statement. From time to time during any Lease Year, Lessor may revise Lessor's estimate of Operating Charges and adjust Lessee's monthly payments to reflect Lessor's revised estimate, in which event Lessee shall pay, along with the next monthly payment due, the difference (if any) between the aggregate amount of Lessee's estimated payments theretofore made on account of the Lessee's Percentage of the Estimated Escalation during such Lease Year, and the amount which would have been payable by Lessee during such Lease Year had Lessor billed Lessee for the revised monthly amount for such prior elapsed months during such Lease Year. Thereafter, Lessee shall pay the revised monthly estimate in accordance with the provisions of this Section 25(F). Within approximately one hundred twenty (120) days after the end of each Lease Year, or as soon thereafter as is feasible, Lessor shall submit a statement ("Annual Operating Charges Statement") to Lessee showing (1) the amount of Operating Charges incurred during the preceding Lease Year, (2) Lessee's Percentage of the actual escalation or increase in the Operating Charges above Base Period Costs ("Actual Escalation") for such Lease Year, and (3) the aggregate amount of Lessee's payments made on account of Lessee's Percentage of the Estimated Escalation during such Lease Year. If the Annual Operating Charges Statement indicates the aggregate amount of such estimated payments made by Lessee exceeds Lessee's actual liability for Lessee's Percentage of the Actual Escalation, then provided Lessee is not in default under any provision of this Lease, Lessor shall, at Lessor's option, either credit the overpayment toward Lessee's next monthly payment(s) due under this Section 25, or promptly refund such overpayment to Lessee. If the Annual Operating Charges Statement indicates that Lessee's actual liability for the Lessee's Percentage of the Actual Escalation exceeds the aggregate amount of such estimated payments made by Lessee, then Lessee shall pay such deficient amount to Lessor as Additional Rent within thirty (30) days after such Annual Operating Charges Statement is given to Lessee. If Lessor fails to provide the Estimated Operating Charges Statement or the Annual Operating Charges Statement by the anticipated dates provided herein, Lessor shall not be deemed to have waived its right to thereafter provide such statements.

G. Books and Records. For the protection of Lessee, Lessor shall maintain books of account which shall be open to Lessee and its representatives at reasonable times and upon prior written notice, subject to Section 25(H) below, so that Lessee can determine that such Operating Costs, Utility and Energy Costs, Real Estate Taxes and Insurance Costs have, in fact, been paid or incurred. Any disagreement with respect to any one or more of said charges if not satisfactorily settled between Lessor and Lessee, subject to the limitations set forth below in Subsection 25(H), shall be referred by either party to an independent certified public accountant

to be mutually agreed upon (it being understood and agreed that no such independent certified public accountant, or any other professional consultant or legal counsel, shall charge for its services on a so-called contingency fee basis), and if such an accountant cannot be agreed upon, the American Arbitration Association may be asked by either party to select an arbitrator, whose decision on the dispute will be final and binding upon both parties, who shall jointly share any cost of such arbitration. Pending resolution of said dispute, the Lessee shall pay to Lessor the sum so billed by Lessor subject to its ultimate resolution as aforesaid.

H. Right of Review. Once Lessor shall have finally determined said Operating Costs, Utility and Energy Costs, Real Estate Taxes and Insurance Costs at the expiration of a Lease Year, then, as to the item so established, Lessee shall only be entitled to dispute said charge as finally established for a period of twelve (12) months after such charge is finally established, and Lessee specifically waives any right to dispute any such charge at the expiration of said twelve (12) month period. Again, as stated in Subsection 25(G) hereof, Lessee shall not be entitled to utilize the services of any legal counsel or other professional consultant who charges for its services on a so-called contingency fee basis for the purpose of reviewing or contesting any of such Costs.

I. Occupancy Adjustment. If, with respect to Operating Cost Escalation, as established in Subsection 25(A) hereof, and Utility and Energy Costs Escalation, as established in Subsection 25(B) hereof, the Building is less than ninety five (95%) percent occupied during the establishment of the respective Base Period Costs, then the Base Period Costs incurred with respect to said Operating Cost or Utility and Energy Cost shall be increased during any such period so as to reflect ninety five (95%) percent occupancy. Similarly, if, during any Lease Year or proportionate part thereof subsequent to the establishment of the respective Base Period Costs the Building is less than ninety five (95%) percent occupied, then the actual costs incurred for Operating Costs and Utility and Energy Costs shall be increased during any such period to reflect one hundred (100%) percent occupancy so that at all times after the establishment of the aforesaid Base Period Costs, the Operating Costs and Utility and Energy Costs shall be actual costs, but in the event less than ninety five (95%) percent of the Building is occupied during all or part of the Lease Year involved, the Operating Costs and Utility and Energy Costs shall not be less than that which would have been incurred had ninety (95%) percent of the Building been occupied. The aforesaid adjustment shall only be made with respect to those items that are in fact affected by variations in occupancy levels.

26. **LESSEE'S ESTOPPEL.** (A) Lessee shall, from time to time, within ten (10) business days of Lessor's written request, execute, acknowledge and deliver to Lessor (i) a written statement certifying that the Lease is unmodified and in full force and effect, or that the Lease is in full force and effect as modified and listing the instruments of modification; the dates to which the Monthly Fixed Basic Rent and Additional Rent and charges have been paid; and, to the best of Lessee's knowledge, whether or not Lessor is in default hereunder, and if so, specifying the nature of the default; and any other information which Lessor shall reasonably request and (ii) a subordination agreement in favor of a party designated by Lessor on such party's standard form. It is intended that any such statements delivered pursuant to this Section 26 may be relied on by a prospective purchaser of Lessor's interest and/or mortgagee of Lessor's interest, assignee of any mortgage of Lessor's interest and any prospective mortgagee. If Lessee

fails to deliver a certificate and/or subordination agreement within such ten (10) business day period, such failure shall constitute a default under this Lease.

(B) Lessee's failure to deliver such statements within such time shall be conclusive upon Lessee that: (i) this Lease is in full force and effect and not modified except as Lessor may represent; (ii) not more than one (1) installment of Monthly Fixed Basic Rent has been paid in advance; (iii) there are no such defaults; (iv) notices to Lessee shall be sent to Lessee's mailing address as set forth in this Lease; and (v) the Lease shall be subject and subordinate to any first mortgage or first trust deed which may now or hereafter affect the real property of which the Premises form a part. Notwithstanding the presumptions of this Section, Lessee shall not be relieved of its obligation to deliver said statement.

27. **HOLDOVER TENANCY.** If Lessee holds possession of the Premises after the Term of this Lease, then such holdover shall be deemed to be a tenancy-at-sufferage and not a tenancy-at-will or tenancy from month-to-month but at a Monthly Fixed Basic Rent equal to one hundred and fifty (150 %) percent of the Monthly Fixed Rent due for the last full month of the Term during the first month of holdover and thereafter two hundred (200%) of the Monthly Fixed Rent for the last full month of the Term, in each case as agreed upon liquidated damages and not as a penalty, and without the requirement for demand or notice by Lessor to Lessee demanding delivery of possession of said Premises (but Additional Rent shall continue as provided in this Lease), which sum shall be payable in advance on the first day of each month. Lessee acknowledges and agrees that Lessee's failure to surrender the Premises in the condition required by Section 5(A) hereof shall constitute a holdover and the provisions of this Section 27 shall apply. Notwithstanding any other provision of this Lease, Lessor's acceptance of any holdover Rent shall not in any manner affect Lessor's rights and remedies (including Lessor's right to evict Lessee and to recover all damages as provided for in this Lease), and the payment by Lessee required under this subparagraph shall be in addition to, and not in lieu of, any payments required by Lessee pursuant to the next subparagraph of this Section 27. Lessee shall also pay all damages sustained by Lessor from any loss or liability resulting from such holding over and delay in surrender excluding special damages. The time limitations described in this Section 27 shall not be subject to extension for Force Majeure. In no event shall any holdover be deemed a permitted extension or renewal of the Term, and nothing contained herein shall be construed to constitute Lessor's consent to any holdover or to give Lessee any right with respect thereto.

Notwithstanding anything to the contrary elsewhere in this Lease, if Lessee fails to so vacate and surrender the Premises upon the Termination Date or earlier termination of the Term in the condition required by this Lease then, in addition to any other liabilities to Lessor accruing therefrom, Lessee shall indemnify, defend and hold harmless the Lessor Indemnitees from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including litigation costs and reasonable attorneys' fees) based on, arising out of or in any way relating to such failure (directly or indirectly, in whole or in part), made by any succeeding Lessee as a consequence of such failure. Lessee's indemnification obligations set forth herein shall survive the Termination Date or earlier termination of this Lease.

28. **RIGHT TO SHOW PREMISES.** Lessor may show the Premises to prospective purchasers and mortgagees; and, during the nine (9) months prior to termination of this Lease, to prospective Lessees, during Building Hours on reasonable prior oral notice to Lessee.

29. **LESSOR'S WORK.** Lessee has inspected the Premises and Building, and is thoroughly acquainted with their respective conditions and agrees to take same "AS IS", other than the work items shown on Exhibit D ("**Lessor's Work**") annexed hereto and made a part hereof, which Lessor's Work shall be performed by Lessor, at Lessor's sole cost and expense. Lessee shall cooperate fully with Lessor so that Lessor's Work may be completed as soon as is reasonably practicable following the date hereof. Notwithstanding anything depicted in Exhibit A-1 or contained in Exhibit D and Exhibit D-1, the description of Lessor's Work and the obligations thereunder shall be as set forth in the final Scope of Work and Plans and Specifications as accepted by the parties in accordance with the procedures of Exhibit D. Any items to be restored in connection with Lessor's Work on or before the Expiration Date shall be noted at that time. Lessor acknowledges that the Premises and Building shall be delivered to Lessee in compliance with the requirements of the Americans with Disabilities Act.

30. **WAIVER OF TRIAL BY JURY.** To the extent such waiver is permitted by law, the parties waive trial by jury in any action or proceeding brought in connection with this Lease or the Premises.

31. **LATE CHARGE.** Lessee recognizes that late payment of any Term Fixed Basic Rent or Additional Rent or other sum due hereunder will result in administrative expense to Lessor, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Lessee therefore agrees that if Monthly Fixed Basic Rent or Additional Rent or any other sum is due and payable pursuant to this Lease, and such amount remains due and unpaid five (5) business days after said amount is due, such amount shall be increased by a late charge in an amount equal to the greater of: (a) One Hundred Fifty and 00/100 ($150.00) Dollars; or (b) a sum equal to three x percent (3%) of the unpaid Monthly Fixed Basic Rent or Additional Rent or other payment. The amount of the late charge to be paid by Lessee shall be reassessed and added to Lessee's obligation for each successive monthly period until paid. The provisions of this Section 31 in no way relieve Lessee of the obligation to pay Term Fixed Basic Rent or Additional Rent or other payment on or before the date on which they are due nor do the terms of this Section 31 in any way affect Lessor's remedies pursuant to Section 14 in the event said Term Fixed Basic Rent or Additional Rent or other payment is unpaid after its date due.

32. **INSURANCE.**

A. Lessee's Insurance.

(1) Lessee covenants and represents, said representation being specifically designed to induce Lessor to execute this Lease, that during the entire Term hereof, at its sole cost and expense, Lessee shall obtain, maintain and keep in full force and affect the following insurance:

(a) "All Risk" property insurance against fire, theft, vandalism, malicious mischief, sprinkler, leakage and such additional perils as are now, or hereafter may be, included in a standard extended coverage endorsement from time to time in general use in the State of New Jersey upon property of every description and kind owned by Lessee or under Lessee's care, custody or control and located in the Building and Property or for which Lessee is legally liable or installed by or on behalf of Lessee, including by way of example and not by way of limitation, furniture, trade fixtures and any other personal property, as well as all leasehold improvements and other alterations made by or on behalf of Lessee, in an amount equal to the full replacement cost thereof.

(b) Commercial General Liability Insurance coverage to include personal injury, bodily injury, broad form property damage, operations hazard, owner's protective coverage, contractual liability, products and completed operations liability naming Lessor and the other Lessor Indemnitees as additional named insureds in limits of not less than Three Million and 00/100 ($3,000,000.00) Dollars combined single limit per occurrence with a Five Million Dollar ($5,000,000) annual general aggregate for Lessee's locations in the United States.

(c) Business interruption insurance in such amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent Lessees or assumed by Lessee pursuant to this Lease or attributable to prevention or denial of access to the Premises, Building or Property as a result of such perils. Lessor agrees that Lessee shall be entitled to self-insure against Business interruption. To the extent commercially reasonable Lessee shall maintain records, reserves and allocations in a reasonable accounting method so as to demonstrate that it is self-insured. Upon reasonable request of Lessor, Lessee shall provide to Lessor copies of the foregoing documents.

(d) Workers' Compensation insurance in form and amount as required by law.

(e) Business auto liability covering owned vehicles (if any) with a limit of not less than One Million and 00/100 ($1,000,000.00) Dollars per accident.

(f) Any other form or forms of insurance or any increase in the limits of any of the aforesaid enumerated coverages or other forms of insurance as Lessor or the mortgagees or ground lessors (if any) of Lessor may reasonably require from time to time if in the reasonable opinion of Lessor or said mortgagees or ground lessors said coverage and/or limits become inadequate or less than that commonly maintained by prudent Lessees in similar buildings in the area by Lessees making similar uses or if additional coverages are required by buildings if similar class and size in the immediate market area..

(2) All insurance policies required pursuant to this Section 32 shall be taken out with insurers rated at least A+X by A.M. Best Company, Oldwick, New Jersey, who are licensed to do business in the State of New Jersey and shall be in form satisfactory from time to time to Lessor. Policies or certificates evidencing such insurance, together with a paid bill

therefor, shall be delivered to Lessor not less than fifteen (15) days prior to the commencement of the Term hereof. All insurance policies or certificates must contain a provision that the insurer will not cancel or refuse to renew the policy without first giving Lessor at least fifteen (15) days prior written notice by certified or registered mail, return receipt requested. All insurance policies shall name Lessor, Vision Management, LLC and when requested by Lessor, any first lien holder as additional insureds.

(3) In the event of damage to or destruction of the Building and/or Premises entitling Lessor or Lessee to terminate this Lease pursuant to Section 10 hereof, and if this Lease be so terminated, Lessee will immediately pay to Lessor all of its insurance proceeds, if any, relating to the leasehold improvements and alterations (but not Lessee's trade fixtures, equipment, furniture or other personal property of Lessee in the Premises) which have become Lessor's property on installation or would have become Lessor's property at the Term's expiration or sooner termination. If the termination of this Lease is due to damage to the Building, and if the Premises have not been so damaged, Lessee will deliver to Lessor, in accordance with the provisions of this Lease, the improvements and alterations to the Premises which have become an installation or would have become, at the Term's natural expiration, Lessor's property (unless Lessor shall have elected the removal of same pursuant to Section 6 above).

(4) Lessee agrees that it will not keep or use or offer for sale (if sales of goods is a permitted use pursuant to Section 4 hereof) in or upon the Premises or within the Building or Property, any Section which may be prohibited by any insurance policy in force from time to time covering the Building or Property. In the event Lessee's occupancy or conduct of business in or on the Premises, Building, or Property, whether or not Lessor has consented to the same, results in any increase in premiums for insurance carried from time to time by Lessor with respect to the Building or Property, Lessee shall pay such increase in premiums as Additional Rent within thirty (30) days after being billed therefor by Lessor. In determining whether increased premiums are a result of Lessee's use and occupancy, a schedule issued by the organization computing the insurance rate on the Building or Property showing the components of such rate shall be conclusive evidence of the items and charges making up such rate. Lessee shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Premises, Building or Property.

(5) If any insurance policy carried by either party as required by this Section 32 shall be cancelled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way by reason of the use or occupation of the Premises, Building or Property or any part thereof by Lessee or any assignee or sublessee of Lessee or anyone permitted by Lessee to be upon the Premises, and if Lessee fails to remedy the conditions giving rise to said cancellation or threatened cancellation or reduction in coverage on or before the earlier of (i) forty-eight (48) hours after notice thereof from Lessor, or (ii) prior to said cancellation or reduction becoming effective, Lessee shall be in default hereunder and Lessor shall have all of the remedies available to Lessor pursuant to this Lease.

B. Waiver of Subrogation. All policies of fire, extended coverage or similar casualty insurance, which either party obtains in connection with the Premises, Building or

Property, shall include a clause or endorsement denying the insurer any rights of subrogation against the other party (i.e. Lessor or Lessee) for all perils covered by said policy. Such waiver shall extend to any deductibles. Should such waiver not be available, then the policy for which the waiver is not available must name the other party as an additional named insured affording it the same coverage as that provided the party obtaining said coverage.

33. **NO OTHER REPRESENTATIONS.** No representations or promises shall be binding on the parties hereto except those representations and promises contained herein or in some future writing signed by the party making such representation(s) or promise(s).

34. **QUIET ENJOYMENT.** Lessor covenants that if, and so long as, Lessee pays the Fixed Basic Rent and any Additional Rent as herein provided, and performs the covenants hereof, Lessor shall do nothing to affect Lessee's right to peaceably and quietly have, hold and enjoy the Premises for the Term herein mentioned, subject to the provisions of this Lease and to any ground lease, mortgage or deed of trust to which this Lease shall be subordinate.

35. **INDEMNITY.** (a) Lessee shall indemnify, defend and save harmless the Lessor Indemnitees against and from any and all direct claims arising from (i) the conduct or management by Lessee, its sublessees, licensees, its or their employees, agents, contractors or invitees on the Demised Premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Lessor for Lessor's or Lessee's account) in or about the Demised Premises during the Term of this Lease or during the period of time, if any, prior to the Commencement Date that Lessee may have been given access to the Demised Premises, or (ii) any negligent or otherwise wrongful act or omission of Lessee or any of its sublessees or licensees or its or their employees, agents, contractors or invitees, or (iii) a default by Lessee of any of its obligations hereunder . In addition, Lessee shall be responsible for all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon (including, without limitation, reasonable attorney's fees and court costs). In case any action or proceeding be brought against Lessor by reason of any such claim, Lessee, upon notice from Lessor, shall resist and defend such action or proceeding. The provisions of this Section 35 shall survive the expiration or sooner termination of this Lease.

(b) Lessor shall indemnify, defend and save harmless the Lessee, its management, members, employees and invitees against and from any and all direct claims arising from (i) the conduct or management by Lessor, its employees, agents, contractors or invitees on the Premises, or any work or thing whatsoever done, or any condition created in or about the Demised Premises during the Term of this Lease or (ii) any negligent or otherwise wrongful act or omission of Lessor or any of its agents, contractors or invitees. In addition, Lessor shall be responsible for all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon (including, without limitation, reasonable attorney's fees and court costs). In case any action or proceeding be brought against Lessee by reason of any such claim, Lessor, upon notice from Lessee, shall resist and defend such action or proceeding. The provisions of this Section 35 shall survive the expiration or sooner termination of this Lease.

36. **RULES OF CONSTRUCTION/APPLICABLE LAW.** Any table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. If any words or phrases in this Lease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease, and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Lease on Lessee's part to be performed, shall be deemed and construed as a separate and independent covenant of Lessee and not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. This Lease shall be governed and construed in accordance with the laws of the State of New Jersey (excluding New Jersey conflict of laws) and by the State courts of New Jersey. If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

37. **APPLICABILITY TO HEIRS AND ASSIGNS.** The provisions of this Lease shall apply to, bind and inure to the benefit of Lessor and Lessee, and their respective heirs, successors, legal representatives and assigns. It is understood that the term "**Lessor**" as used in this Lease means only the owner, a mortgagee in possession or a term lessee of the Building, so that in the event of any sale of the Building or of any lease thereof, or if a mortgagee shall take possession of the Premises, the Lessor named herein shall be and hereby is entirely freed and relieved of all covenants and obligations of Lessor hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser, the term lessee of the Building, or the mortgagee in possession has assumed and agreed to carry out any and all covenants and obligations of Lessor hereunder.

38. **PARKING** Lessor agrees that Lessee, its employees, agents, permitted sublessees, customers and invitees shall be entitled, in the aggregate, to the non-exclusive use of those parking spaces as enumerated on the Reference Page, from time to time, as, when and where available in the parking areas appurtenant to the Building. Lessor hereby expressly reserves the right, from time to time, to change the area, level, location and arrangement of the parking areas; to build multi-story parking facilities; to restrict parking by Lessees and the occupants of the Building and their employees, agents, permitted sublessees, customers and invitees; to enforce parking charges (by operation of meters or otherwise) and to close temporarily all or any portion of the parking areas or other common areas for the purpose of making repairs or changes thereto and to discourage non-customer parking. All such changes will reflect Lessor's reasonable efforts to accommodate the convenience of all lessees with regard to parking proximity to building access. If any vehicle of Lessee, or of any sublessee, licensee, or concessionaire, or of their respective officers, agents or employees, is parked in any part of the Common Facilities other than the employee parking area(s) designated therefor by

Lessor, Lessee shall pay to Lessor such reasonable penalty as may be fixed by Lessor from time to time. All amounts due under the provisions of this Section shall be deemed to be Additional Rent. Nothing contained herein shall be deemed to impose any obligation on Lessor to police the parking

39. **LESSOR'S EXCULPATION.** Lessor will not be liable to Lessee, and Lessee hereby waives all claims against Lessor, for any damage to or loss or theft of any property or for any bodily or personal injury, illness or death of any person in, on or about the Premises or the Building arising at any time and from any cause whatsoever, except to the extent caused by the negligence or willful misconduct of Lessor. The foregoing shall not limit any indemnity provisions otherwise set forth in this Lease. NOTWITHSTANDING THE FOREGOING, IN NO EVENT SHALL LESSOR BE LIABLE TO LESSEE FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE, OR EXEMPLARY DAMAGES, WHETHER IN CONTRACT OR TORT, INCLUDING, WITHOUT LIMITATION, ANY BUSINESS OR COMMERCIAL LOSSES OF LESSEE, ARISING IN ANY WAY IN CONNECTION WITH THIS LEASE OR THE PERFORMANCE HEREOF.

40. **COMMISSION.** Lessee represents and warrants to Lessor that the Broker, as defined on the Reference Page, are the sole brokers with whom Lessee has negotiated in bringing about this Lease and Lessee agrees to indemnify, defend and hold the Lessor Indemnitees harmless from any and all claims of other brokers claiming a commission or other compensation as a result of their dealings with Lessee with respect to the transactions contemplated by this Lease and expenses in connection therewith arising out of or in connection with the negotiation of or the entering into this Lease by Lessor and Lessee. In no event shall Lessor's mortgagee(s) have any obligation to any broker involved in this transaction. Lessor agrees to pay Broker pursuant and subject to separate written agreements containing Lessor's standard provisions with regard to the payment of commissions.

41. **RECORDATION.** Lessee shall not record this Lease or a short form memorandum hereof without the prior written consent of Lessor, If Lessee does record this Lease or a short form memorandum without the prior written consent of Lessor, it shall be considered an incurable default under the Lease entitling the Lessor to terminate the Lessee's occupancy. Lessee hereby irrevocably appoints Lessor as Lessee's attorney-in-fact to execute and file a termination of any such memorandum.

42. **NO OPTION.** The submission of this Lease Agreement for examination does not constitute a reservation of, or option for, the Premises, and this Lease Agreement becomes effective as a Lease Agreement only upon execution and delivery thereof by Lessor and Lessee.

43. **DEFINITIONS.**

A. Affiliate. Affiliate shall mean any corporation related to Lessee as a parent, subsidiary or brother-sister corporation so that such corporation and such party or such corporation and such party and other corporations constitute a controlled group as determined under Section 1563 of the Internal Revenue Code of 1986, as amended and as elaborated by the

Treasury Regulations promulgated thereunder or any business entity in which Lessee has more than a fifty (50%) percent interest.

B. Business Days, Building Hours and Building Holidays. As used in this Lease, the "**Business Days**" and the "**Building Hours**" shall be Monday through Friday, 8:00 a.m. to 6:00 p.m and Saturday 8:00 am to 1:00pm, excluding those Federal and/or State holidays observed by the employees of Lessor, except that Common Facilities, lighting in the Building and Property shall be maintained for such additional hours as, in Lessor's sole judgment, is necessary or desirable to insure proper operation of the Building and Property. Lessee shall have access to the Building during non-Building Hours via electronic card key. Notwithstanding the foregoing, Lessee shall be permitted access to the Building and Premises twenty-four (24) hours a day, three hundred sixty-five (365) days a year. The Building Holidays are New Year's Day, Good Friday, Memorial Day, July 4th, Labor Day, Thanksgiving Day, the day after Thanksgiving Day and Christmas Eve Day, and Christmas Day.

C. Common Facilities. Common Facilities shall include, by way of example and not by way of limitation, the parking areas; ingress and egress areas to the Building; lobby; elevator(s); public hallways; public lavatories, all other general Building facilities that service all Building Lessees; air conditioning rooms; fan rooms; janitors' closets; electrical closets; telephone closets; elevator shafts and machine rooms; flues; stacks; pipe shafts and vertical ducts with their enclosing walls. Lessee's use of those Common Facilities not open to all Lessees is subject to Lessor's consent which may be denied for any reason. Lessor may at any time close temporarily any of the Common Facilities to make repairs or changes therein or to effect construction, repairs or changes within the Building or Property, or to discourage non-Lessee parking or to prevent the dedication of the same, and may do such other acts in and to any of the Common Facilities as in its judgment may be desirable to improve the convenience thereof but shall always in connection therewith endeavor to minimize any inconvenience to Lessee.

D. Force Majeure. Force Majeure shall mean and include those situations beyond either party's control, including by way of example and not by way of limitation, acts of God; accidents; repairs; strikes; shortages of labor, supplies or materials; inclement weather; or, where applicable, the passage of time while waiting for an adjustment of insurance proceeds; the failure of governmental agencies to act on applications for permits and approvals, the failure of prior tenants and occupants of the Premises to vacate at the expiration of their respective leases. Any time limits required to be met by either party hereunder, whether specifically made subject to Force Majeure or not, except those related to the payment of Fixed Basic Rent or Additional Rent and except as to the time periods set forth in Section 27, shall, unless specifically stated to the contrary elsewhere in this Lease, be automatically extended by the number of days by which any performance called for is delayed due to Force Majeure.

E. Lessee's Percentage. The parties agree that Lessee's Percentage as defined on the Reference Page and will be subject to adjustment based on certain contraction rights afforded to Lessee in this lease.

F. Lessor Indemnitees. Collectively, Lessor, Lessor's managing agent (if any), the holder of any mortgage or deed of trust affecting the real property of which the

Premises forms a part, any ground or underlying lessor, and all officers, directors, shareholders, members, principals, agents and employees Lessor, Lessor's managing agent and the holder of any mortgage..

44. **LEASE COMMENCEMENT.** Notwithstanding anything contained herein to the contrary, if Lessor, for any reason whatsoever, including Lessor's negligence or delays in obtaining a certificate of occupancy for the Premises, cannot deliver possession of the Premises as provided for in Section 29 to Lessee at the commencement of the agreed Term as set forth in Section 2, this Lease shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom, but in that event, the lease Term shall be for the full Term as specified above to commence from and after the date Lessor shall have delivered possession of the premises to Lessee (herein the "**Commencement Date**") and to terminate midnight of the Expiration Date, and if requested by Lessor, Lessor and Lessee shall, by writing signed by the parties, ratify and confirm said commencement, rent commencement and termination dates pursuant to the Commencement Date Agreement attached hereto as Exhibit E.

45. **NOTICES.** Unless otherwise expressly set forth herein with respect to specific communications from one party to the other, any notice, request or other communication by either party to the other shall be in writing and shall be deemed to have been duly given only if (a) delivered personally or (b) sent by registered mail or certified mail in a postpaid envelope or by regulated carrier service with return receipt or (c) sent by nationally recognized overnight courier service such as Federal Express, addressed if to Lessee, at the above-described Building; if to Lessor, at Lessor's address as set forth above in Section 3; or to either at such other address as Lessee or Lessor, respectively, may designate in writing. Notice shall be deemed to have been duly given upon its receipt or rejection as evidenced by a bill of lading or return receipt or upon delivery if personally served.

46. **ACCORD AND SATISFACTION.** No payment by Lessee or receipt by Lessor of a lesser amount than the Monthly Fixed Basic Rent and Additional Rent payable hereunder shall be deemed to be other than payment on account of the earliest stipulated Monthly Fixed Basic Rent and Additional Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment for Fixed Basic Rent or Additional Rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such Fixed Basic Rent and Additional Rent or pursue any other remedy provided herein or by law.

47. **EFFECT OF WAIVERS.** No failure by Lessor to insist upon the strict performance of any covenant, agreement, term or condition of this Lease, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial Monthly Fixed Basic Rent or Additional Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No consent or waiver, express or implied, by Lessor to or of any breach of any covenant, condition or duty of Lessee shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty, unless in writing signed by Lessor.

48. **LESSOR'S RESERVED RIGHT.** Lessor and Lessee acknowledge that the Premises are in a Building which is not open to the general public. Access to the Building is restricted to Lessor, Lessee, their agents, employees and contractors and to their invited visitors. In the event of a labor dispute including a strike, picketing, informational or associational activities directed at Lessee or any other Lessee, Lessor reserves the right unilaterally to alter Lessee's ingress and egress to the Building or make any other change in operating conditions to restrict pedestrian, vehicular or delivery ingress and egress to a particular location.

49. **RELOCATION BY LESSOR.** Lessor shall have the option (hereinafter referred to as "Lessor's Relocation Option") to designate Relocated Space (as hereinafter defined) on any floor above the ground floor of the Building then available for leasing as the Premises, subject, however, to the following terms and conditions:

(a) Lessor shall exercise Lessor's Relocation Option by giving Lessee at least sixty (60) days' prior written notice thereof (hereinafter referred to as the "Relocation Notice");

(b) The Relocation Notice shall include a floor plan of the space which Lessee shall lease from Lessor in substitution of the Premises (hereinafter referred to as the "Relocated Space"), which shall be the approximate square foot area as the Premises (hereinafter referred to as the "New Area"):

(c) Lessor agrees to use diligent efforts to cause the Relocated Space to be ready for occupancy within six (6) months after the date of sending the Relocation Notice. Thereafter, relocation shall be effected upon the following conditions:

(d) Lessor, at its sole cost and expense, shall prepare the Relocated Space so as to be substantially identical in all material respects with the Premises as same exist on the date of the exercise of the Relocation Option, except where structural and field conditions require a variation from the Premises and except that if certain materials utilized in the Premises are then unavailable, Lessor may substitute materials of equal quality, subject to Lessee's approval, which approval shall not be unreasonably withheld or delayed. Prior to commencing the preparation of the Relocated Space, Lessor shall prepare, at its expense, plans and specifications for the work and installations to be performed in the Relocated Space in accordance with the preceding sentence and submit same to Lessee for Lessee's approval, which approval shall not be unreasonably withheld or delayed. In the event that Lessee fails to respond to any items submitted by Lessor where Lessee's approval is required pursuant to subsection (i)within fifteen (15) days after submission to, and receipt thereof, Lessee's approval as to such items shall be deemed to have been granted;

(e) When the Relocated Space is ready for occupancy in accordance with the provisions of this Lease, Lessor shall, at its sole cost and expense, and upon reasonable but not more than five (5) days' notice shall relocate Lessee. This relocation shall be accomplished in such a manner so as to create the least practicable interference with Lessee's business operation. Lessee agrees to cooperate with Lessor in the relocating so as to enable Lessor to complete the relocation in a minimum amount of time and in a manner that will minimize interference with Lessee's business operation, including without limitation, moving Lessee over a weekend, and shall sign all applications and documents reasonably required to effectuate such relocation. All

costs and expenses of this relocation, including any overtime labor costs, shall be borne exclusively by Lessor. Lessor shall, at Lessor's sole cost and expense, be responsible for reprinting Lessee's stationery and business cards in stock at the Premises (not to exceed a three (3) month's supply). If, however the final configuration of the relocated space has less rentable square footage, the Fixed Basic Rent shall be adjusted accordingly.

(f) Notwithstanding the exercise of Lessor's Relocation Option, and except as otherwise herein set forth, the terms, covenants and conditions of the Lease shall remain unmodified and in full force and effect. If by virtue of the final configuration the relocated space includes additional rentable square footage, Lessee shall not be obligated to pay any additional costs.

(g) In the event of the exercise of Lessor's Relocation Option and upon the written request of either Lessor or Lessee, the parties hereto shall promptly execute and deliver a supplementary agreement confirming (i) the exercise of Lessor's Relocation Option, (ii) the designation of the Relocated Space as the Premises and the effective date thereof, and (iii) the New Area, but no delay in, or failure to, execute and deliver such supplementary agreement shall affect in any manner such exercise or designation.

50. **CORPORATE AUTHORITY.** If Lessee is a corporation, Lessee represents and warrants that this Lease and the undersigned's execution of this Lease has been duly and irrevocably authorized and approved by the corporation's Board of Directors. The undersigned officers and representatives of the corporation executing this Lease on behalf of the corporation represent and warrant that they are officers of the corporation with authority to execute this Lease on behalf of the corporation, and within fifteen (15) days of execution hereof, Lessee will provide Lessor with a corporate resolution confirming the aforesaid.

51. **NUMBER AND GENDER.** The terms "**Lessor**" and "**Lessee**" or any pronoun used in place thereof shall indicate and include Lessor and Lessee, the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. In any case, where this Lease is signed by more than one person, the obligations hereunder shall be joint and several.

52. **ELECTRONIC SIGNATURES.** The parties acknowledge and agree that this Lease may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, "electronic signature" shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature

53. **GOVERNMENT REQUIREMENTS.** In the event of the imposition of Federal, State, or local governmental control, rules, regulations, or restrictions on the use or consumption of energy or other utilities or with respect to any other aspect of this Lease during the Term, both Lessor and Lessee shall be bound thereby. In the event of a difference in interpretation of any governmental control, rule, regulation or restriction between Lessor and Lessee, the commercially reasonable interpretation of Lessor shall prevail, and Lessor shall have

the right to enforce compliance, including the right of entry into the Premises to effect compliance.

54. **LIMITATION OF LESSOR'S LIABILITY.** Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Lessor, that there shall be absolutely no personal liability on the part of Lessor's constituent members (including, without limitation, Lessor's managers, members, officers, directors, partners and trustees), their respective successors, assigns or any mortgagee in possession with respect to any of the terms, covenants and conditions of this Lease, such exculpation of liability to be absolute and without any exceptions whatsoever.

55. **U.S. PATRIOT ACT.** Lessee represents and warrants that Lessee (i) is not listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury ("OFAC") pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) ("Order") and all applicable provisions of Title III of the USA Patriot Act (Public Law No. 107-56 (October 26, 2001)); (ii) is not listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii) is not listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State, (iv) is not listed on any list or qualification of "Designated Nationals" as defined in the Cuban Assets Control Regulations 31 C.F.R. Part 515; (v) is not listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including without limitation the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06; the unrepealed provision of the Iraq Sanctions Act, Publ.L. No. 101-513; the United Nations Participation Act, 22 U.S.C. § 2349 aa-9; The Cuban Democracy Act, 22 U.S.C. §§ 60-01-10; The Cuban Liberty and Democratic Solidarity Act, 18.U.S.C. §§ 2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-120 and 107-108, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the "Orders"); (vi) is not engaged in activities prohibited in the Orders; or (vii) has not been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. §§ 5311 et. seq.).

56. **SIGNAGE.** Lessee shall be permitted to install, at Lessee's cost, Building standard suite entry signage which shall be subject to Lessor's reasonable approval. Otherwise Lessee shall not install any signage visible from the exterior of the Premises; all signage shall be in the standard graphics for the Building and no others shall be used or permitted without Lessor's prior written consent. Lessor will place Lessee's name in the lobby directory.

57. **RENEWAL OPTION.**

Lessee is hereby granted an option (the **"Option"**) to renew this Lease for one additional period of five (5) years (the **"Renewal Term"**), subject to the terms of this Section 57. If Lessee desires to exercise the Option, then Lessee shall deliver to Lessee no earlier than twelve months prior to the Termination Date a written exercise Notice. Thereupon Lessee and Lessor shall negotiate for a period of forty five (45) days the terms of the renewal in good faith based on the following proposition. During the Renewal Term, Lessee shall lease the Premises in its "AS IS" condition and all of the terms and conditions of this Lease will otherwise remain in effect during the Renewal Term, except that the annual Fixed Basic Rent payable during the Renewal Term will be an amount equal to 100% of the Fair Market Renewal Rent, as determined pursuant to this Section 57. **"Fair Market Renewal Rent"** means the annual fair market renewal rental value of the Premises based on a comparison of the rents and accrued escalations then being paid by Lessees renewing leases for comparable space in the competitive market area of the Premises, excluding from consideration rent concessions, such as free rent and work letter allowances, made to Lessees leasing space initially, but taking into consideration rent concessions, such as refitting allowances, made to Lessees renewing leases. Fair Market Renewal Rent under no circumstance shall be less than the fully escalated Fixed Basic Rent applicable during the final lease year of the then expiring term. If Lessor and Lessee are unable to agree then the following procedures shall apply. Within ten (10) days, Lessor and Lessee shall each appoint one disinterested appraiser having the qualifications set forth herein. Each such appraiser must be a Member of the Appraisal Institute (MAI) and have at least ten (10) years of experience appraising multi-tenanted office buildings in northern New Jersey as a MAI appraiser. If either Lessor or Lessee fails to appoint an appraiser within such ten (10) day period, the appraiser appointed by Lessor or Lessee, as the case may be, shall appoint an appraiser having the qualifications set forth herein. As promptly as possible, but in no event later than thirty (30) days after the appointment of both appraisers, the appraisers shall notify Lessor and Lessee in writing of their determination of the Fair Market Renewal Rent based on the standards set forth above. The Fair Market Renewal Rent so selected by the two appraisers will constitute the Fair Market Renewal Rent for the relevant period, and will be binding upon Lessor and Lessee. If the two appraisers are unable to agree as to the Fair Market Renewal Rent, but their determinations differ by less than five percent (5%), the Fair Market Renewal Rent will be the average of the determinations of the two appraisers. If the two appraisers' determinations differ by five percent (5%) or more, then the two appraisers shall promptly agree upon and appoint a third appraiser having the qualifications set forth herein. The third appraiser shall, within thirty (30) days of appointment, determine which of the two initial appraisers determination of Fair Market Renewal Rent is the closest to the actual Fair Market Renewal Rent, taking into account the requirements of this Paragraph, and shall notify Lessor and Lessee thereof. The Fair Market Renewal Rent selected by the third appraiser will constitute the Fair Market Renewal Rent for the relevant period, and will be binding upon Lessor and Lessee. Upon the determination of the Fair Market Renewal Rent, Lessor and Lessee shall promptly execute an instrument setting forth the amount of such Fair Market Renewal Rent.

NO FURTHER TEXT ON THIS PAGE; THE SIGNATURE ELEMENT IS ON THE NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have hereunto set forth their hands and seals the day and year first above written.

WITNESS:

By: ______________________
Name: Katrin Holzhaus
Title: Chief Administration Officer

LESSEE:
PIXARBIO CORORATION,

By: ______________________
Name: Frank Reynolds
Its: CEO

WITNESS:

By: ______________________
Name: TINA SWIERAD
Title: ASSET MANAGER - VISION Management LLC

LESSOR:
FLETCHER OFFICE CENTER, LLC

By: Vision Management LLC, its Authorized Representative

By: ______________________
Name: SAm Momenle
Title: Manager